EXHIBIT 10.1

Loan Agreement
(________)

entered into by and between

General Electric Capital Corporation,
as lender

and

Kansas City Southern de México, S.A. de C.V.,
as borrower

September 1st, 2011

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TABLE OF CONTENT

CLAUSES

FIRST.-	CERTAIN DEFINED TERMS 10

SECOND.-	TERMS AND CONDITIONS OF THE LOAN 20

THIRD.-	USE OF PROCEEDS 20

FORTH.-	ADVANCED REQUEST; TERMS AND CONDITIONS 20

FIFTH.-	DOCUMENTATION AND PAYMENT OF THE LOAN; APPLICATION OF PAYMENTS 21

SIXTH.-	MANDATORY PREPAYMENTS 22

SEVENTH.-	INTEREST 22

EIGHT.-	PAYMENTS 23

NINTH.-	TAXES 23

TENTH.-	INSPECTION RIGHTS 24
(a) Regular Inspection Rights    24
(b) Inspection Rights under a Default    24

ELEVENTH.-REQUIREMENTS OF LAW; ILLEGALITY	24

TWELFTH.-	CONDITIONS PRECEDENT FOR THE LOAN 26
(a) Loan Documents    26
(b) Financial Statements    27
(c) Secretary’s Certificate    27
(d) Purchase and Sale Agreement; Termination Agreement    27
(e). Legal Opinions    27
(f) No Adverse Change    27
(g) Insurance Certificate    28
(h) Representations and Warranties    28
(i) No Default or Event of Default    28
(j) Advance Request    28
(k) Commissions, Fees and Expenses    28

THIRTEENTH.- AFFIRMATIVE COVENANTS OF THE BORROWER	28
(a) Information    28
(b) Accounting    31
(c) Corporate Situation; Rights, Authorizations, etc    31
(d) Compliance with Laws and Concession Title    31
(e) Taxes    31

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(f) Maintenance of Assets; Insurance    31
(g) Spin-Off; Merger, etc    32
(h) Trust Agreement    32
(i) Use of Loan Proceeds    33
(j) Further Assurance    33

FOURTEENTH.- NEGATIVE COVENANTS OF THE BORROWER	33
(a) Changes of the Nature of its Business    33
(b) Liens    34
(c) Transactions with Affiliates    34
(d) Termination or Cancellation of Concession Title    34
(e) Change of Control    34

FIFTEENTH.- EVENTS OF DEFAULT	34

SIXTEENTH.- MAINTENANCE OF EQUIPMENT; MARKING OF EQUIPMENT; POSSESSION OF EQUIPMENT; CASUALTY OCCURRENCE	36

(a) Maintenance of Equipment    36
(b) Marking of Equipment    36
(c) Possession of Equipment    37
(d) Casualty Occurrences    37

SEVENTEENTH.- INSURANCE	38

(a) Coverage    38
(b) Certificate of Insurance    39
(c) Trustee’s Appointment    39
(d) Provisions in the Insurance    39
(e) Insurance Policies; Certificate of Insurance    39
(f) Renewals and Replacement of Insurance    39
(g) Transfers    40
(h) Proceeds of Insurance    40

EIGHTEENTH.- EXPROPRIATION PROCEEDS	40

NINETEENTH.- INDEMNITY	41

(a) Indemnity    41
(b) Claims Excluded    41
(c) Claims Procedure    42
(d) Subrogation    42

TWENTIETH.- ASSIGNMENT	43

TWENTY FIRST.- MISCELLANEOUS	43

(a) Term; Survival    43

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(b) Costs and Expenses    44
(c) Lender’s Right to Perform the Borrower’s Obligations    44
(d) Lender Reimbursement    44
(e) Set-Off    44
(f) Amendments; No Waiver; Cumulative Remedies    45
(g) Notices    45
(h) Exhibits and Headings    46
(i) Judgment Currency    46
(j) Acts of God    47
(k) Exchange Information    47
(l) Counterparts    47
(m) Entire Agreement; Severability    47
(n) Governing Law; Jurisdiction    47

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Loan Agreement (_____, the “Agreement”), dated September 1st, 2011, entered into by and between General Electric Capital Corporation, as lender (the “Lender”) and Kansas City Southern de México, S.A. de C.V., as borrower (the “Borrower”), in accordance with the following Representations and Warranties and Clauses. Capitalized terms used in this Agreement which are not otherwise defined herein, shall have the meaning ascribed to such terms in Clause First hereof.

Representations and Warranties

I.    The Borrower, through its attorney-in-fact, hereby represents and warrants, that:

(a)
it is a sociedad anónima de capital variable, duly organized and validly existing under the laws of Mexico, as evidenced in public deed number 50,413, dated November 22, 1996, granted before Mr. Miguel Alessio Robles, Notary Public number 19 of the Federal District, which first counterpart (testimonio) was registered in the Public Registry of Commerce in, under commercial folio number of the City of Monterrey, State of Nuevo León, under file 39, volume 429, of the second auxiliary of commercial deeds, in book three of the commerce section. The Borrower was incorporated under the name Ferrocarril del Noreste, S.A. de C.V.;

(b)
pursuant to public deed number 33,385, dated May 6, 1997, granted before Mr. Miguel Limón Díaz, Notary Public No. 97 of the Federal District, the first counterparty of which was duly recorded with the Public Registry of Commerce in the Federal District, under commercial file number 222,305, the Borrower changed its name from Ferrocarril del Noreste, S.A. de C.V., to TFM, S.A. de C.V.

(c)
pursuant to public deed number 38,013, dated December 2, 2005, granted before Mr. Gabriel Benjamín Díaz Soto, Notary Public No. 131 of the Federal District, the first counterparty of which was duly recorded with the Public Registry of Commerce in the Federal District, under commercial file number 222,305, the Borrower changed its name from TFM, S.A. de C.V., to Kansas City Southern de México, S.A. de C.V.;

(d)
pursuant to public deed number 27,336, dated December 19, 2006, granted before Mr. Héctor Manuel Cárdenas Villareal, Notary Public No. 201 of the Federal District, the first counterparty of which was duly recorded with the Public Registry of Commerce in the Federal District, under commercial file number 222,305, the corporate regime of the Borrower was transformed from a stock corporation with variable capital (sociedad anónima de capital variable) to a limited liability company with variable capital (sociedad de responsabilidad limitada de capital variable);

(e)
pursuant to public deed number 122,385, dated April 27, 2007, granted before Mr. Cecilio González Márquez, Notary Public No. 151 of the Federal District, the first counterparty of which was duly recorded with the Public Registry of Commerce in

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the Federal District, under commercial file number 222,305, the corporate regime of the Borrower was transformed back to a stock corporation with variable capital;

(f)
it does not require any authorization or approval (except for the authorizations and approvals that have been duly and validly obtained, which are in full force and effect on the date hereof) in order to execute this Agreement or to comply with or perform the obligations assumed by it hereunder, which are legal, valid and enforceable against the Borrower in accordance with their terms, except as may be affected by bankruptcy, concurso mercantil, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally;

(g)
it does not require any authorization or approval in order to execute any other Loan Documents, or to comply with or perform the obligations assumed by it thereunder, which upon execution thereof will be legal, valid and enforceable against the Borrower in accordance with their terms except as may be affected by bankruptcy, concurso mercantil, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally;

(h)
it does not require any registration, or other action from, or before, any Governmental Authority for the execution, delivery and performance by the Borrower of this Agreement or any other Loan Document except as otherwise expressly indicated herein or therein;

(i)
there is no pending, and to the best of its knowledge after due inquiry, threatened action, claim, requirement or proceeding of any nature before any Governmental Authority, that affects or could reasonably be expected to affect (i) the Initial Equipment (or any portion thereof); (ii) the Trustee’s legal and valid ownership and title to the Initial Equipment; or (iii) the legality, validity or enforceability of this Agreement or any of the obligations of the Borrower arising from or relating thereto;

(j)
on the date hereof, there is no pending, and to the best of its knowledge after due inquiry, there are no strikes or other labor disputes pending that affects or may affect the legality, validity or enforceability of this Agreement or any other Loan Document or materially affects any of the obligations of the Borrower under this Agreement or any other Loan Document;

(k)
the execution, delivery and performance of the Loan Documents are within the scope of its corporate purpose and do not and will not violate, or constitute a breach under (i) any provision of the Borrower’s by-laws, (ii) any agreement, contract, arrangement, license, judgment, resolution or order to which the Borrower is a party or by which the Borrower or any of its assets is bound, or (iii) any law, regulation, circular, order or decree of any Governmental Authority, or (iv) the Concession Title; or result in the creation of any Lien upon the property of the Borrower, other than Liens created pursuant to the Loan Documents, except in each case under clauses

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(k)(ii) and (k)(iii), where such violation or breach would not reasonably be expected to result in a Material Adverse Effect;

(l)	no proceeding to revoke, suspend or lapse the effectiveness of the Concession is pending before or, to the Company’s knowledge, threatened by any Mexican federal governmental authority;

(m)	it has requested from the Lender the Loan to be used exclusively for the purposes set forth in Clause Third;

(n)
neither the Borrower nor any of its assets is entitled to any sovereign immunity from jurisdiction of any court or from any legal proceeding (whether through service of process, attachment prior to judgment, attachment in aid of execution or any other proceeding); provided, however, that the Concession Title may not be transferred by any title or by virtue of any action to any person without the prior written approval of the Ministry of Communications and Transportation of Mexico (Secretaría de Comunicaciones y Transportes) and its exploitation is subject to legal and public order restraints;

(o)
all the information and the certificates furnished and the representations and warranties made by the Borrower pursuant to this Agreement on the date of execution of this Agreement is and shall be at such date, true, complete and correct in all respects and does not contain or omit (and shall not contain or omit), at the time on which it the given or made, any information or statement necessary to make any such information, representation or warranty true complete and correct in all respects;

(p)
no event or circumstance has occurred since December 31, 2010 that has or could reasonably be expected to have a Material Adverse Effect on the business, assets, liabilities, property or condition (financial or otherwise) or prospects of the Borrower or the ability of the Borrower to perform its obligations in accordance with this Agreement and the other Loan Documents;

(q)
the audited consolidated balance sheet and consolidated statements of income and retained earnings and cash flows of the Borrower as filed in Form 10K with the United States Security and Exchange Commission for the fiscal year ended December 31, 2010, fairly present, in conformity with US GAAP, the consolidated financial position of the Borrower as of such date and the results of its operations for the period then ended;

(r)
after giving effect to the Termination Agreement and the Purchase and Sale Agreement with respect to the Initial Equipment but before giving effect to the transfers of the Initial Equipment contemplated under the Trust Agreement, it is the sole, legal and beneficial owner of, and has legal title to the Initial Equipment, free and clear of any Liens, conditions, limitations or restrictions on ownership or any

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other options or preemptive rights of any kind, including, without limitation, right of first refusal or right of first offer, other than Permitted Liens;

(s)
the Initial Equipment is covered by the insurance required by Clause Seventeenth hereof and all premiums due prior to the date hereof and the relevant Disbursement Date in respect of such insurance have been paid in full;

(t)
after giving effect to the Termination Agreement and the Purchase and Sale Agreement with respect to the Initial Equipment but before giving effect to the transfer of the Initial Equipment to the Trustee, the Initial Equipment is not subject to any agreement, contract or document or any other type of document or instrument of any nature pursuant to which the Borrower is restricted or otherwise prohibited from transferring title to such Initial Equipment, in the terms set forth in this Agreement; provided, however, that to the extent any such restriction or prohibition existed, the Borrower has duly and validly obtained the corresponding authorizations and/or approvals, which are in full force and effect, and has provided a copy of the same to the Lender;

(u)	the Initial Equipment is in material compliance with all applicable Equipment Requirements (and no notice of violation has been received with respect to any applicable Equipment Requirement);

(v)
all the authorizations, approvals, licenses, permits and certificates required by the Borrower for the operation of the Initial Equipment have been validly obtained and paid in full, and are in full force and effect;

(w)	payment of all Taxes with respect to the Initial Equipment is current;

(x)
when executed: (i) the Trust Agreement shall constitute legal and valid obligations of the Trustor, enforceable against the Trustor in accordance with its terms; and (ii) the Trust Assets under the Trust Agreement will not be subject to any Lien (other than the Trust Agreement itself and any other Permitted Liens);

(y)	no Event of Default has occurred and is continuing and no Casualty Occurrence has occurred;

(z)
the Borrower has filed any and all tax returns required to be filed by it and has paid, promptly and entirely, all taxes, contributions and other governmental charges (including Taxes) imposed on the Borrower or over its assets in accordance with such tax returns, except for Taxes that have not yet matured, or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with applicable law or which failure of payment or filing would not reasonably be expected to result in a Material Adverse Effect. There is no tax Lien imposed or recorded against the Borrower, and to the best of its knowledge, there is no threatened action, claim, requirement or

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proceeding before any Governmental Authority or arbitrator that has or may have as a consequence, the imposition or recordation of any tax Lien against the Borrower;

(aa)
the Borrower and the Initial Equipment is in compliance with all the laws, regulations, circulars, orders, decrees and other applicable legal provisions, as well as all applicable requirements imposed by any Governmental Authority to the Borrower and/or the Initial Equipment, except for those which non-compliance may not be reasonably expected to have, jointly or individually, a Material Adverse Effect;

(bb)
the individual executing this Agreement on the Borrower‘s behalf has all necessary powers and authorities, as evidenced in public deed number 151,780, dated June 28, 2011, granted before Mr. Cecilio González Márquez, Notary Public number 151 of the Federal District, which first counterpart (testimonio) thereof has been filed for registration with the Public Registry of Commerce in the Federal District, as well as all corporate authorizations to validly execute and deliver this Agreement on behalf of the Borrower and to validly bind the Borrower pursuant to the terms hereof, and that such powers, authorities and corporate authorizations have not been revoked, modified or limited in any way to this date; and

(cc)
it acknowledges and agrees that (x) the accuracy and truthfulness of the abovementioned representations; and (y) the validity and enforceability of the Borrower’s obligations under each of the Loan Documents, constitute an essential inducement (motivo determinante de la voluntad) of the Lender to enter into this Agreement and to extend a credit to the Borrower in accordance with the terms and subject to the conditions set forth in this Agreement and the other Loan Documents.

II.    The Lender hereby represents, through its legal representative:

(a)	it is a corporation, duly organized and validly existing under the laws of Delaware;

(b)
it does not require any authorization or approval (except for the authorizations and approvals that have been duly and validly obtained, which are in full force and effect on the date hereof) in order to execute this Agreement or to comply with or perform the obligations assumed by it hereunder, which are legal, valid and enforceable against the Lender in accordance with their terms, except as may be affected by bankruptcy, concurso mercantil, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally;

(c)
it is registered with the with the Ministry of Finance as a foreign financial institution for purposes of Article 195-I of the Mexican Income Tax Law (Ley del Impuesto Sobre la Renta) and the regulations thereunder (or any successor provision);

(d)
based on the representations of the Borrower made pursuant to this Agreement and subject to the terms and conditions set forth herein, the Lender has agreed to make the Loan available to the Borrower in order for the Borrower to use such amounts

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exclusively for the purposes set forth in Clause Third hereof; and

(e)
the individual executing this Agreement on the Lender‘s behalf has sufficient powers and authorities, as evidenced in public deed number 64,186, dated July 7, 2011, granted before Mr. Roberto Núñez y Bandera, Notary Public number 1 of the Federal District, as well as the necessary corporate authority to validly execute and deliver this Agreement on its behalf and to validly bind the Lender pursuant to the terms hereof, and that such powers, authorities and corporate authorizations have not been revoked, modified or limited in any way to this date.

NOW, THEREFORE, based on the Representations and Warranties contained herein, which constitute an essential inducement to the Lender and the Borrower to enter into this Agreement and to the Lender to grant the Loan, the parties hereto agree as follows:

Clauses
First.- Certain Defined Terms.

(a)	As used in this Agreement and/or the Trust Agreement, the following terms shall have the following meanings:

“AAR Manuals” means any and all manuals, circular letters, books or rules applicable to the Equipment issued by the Association of American Railroads (AAR), each in effect on the date hereof or at any time hereafter during the term of this Agreement.

“AAR Mechanical Standards” means the rules, standards and supplements thereto of the Mechanical Division of the Association of American Railroads, as the same may be in effect from time to time.

“Additional Disbursement Date” has the meaning set forth in paragraph (a) of Clause Fourth hereof.

“Additional Equipment” means the equipment described in each Contribution Agreement and Loan Agreement Supplement, together with any and all accessions, additions, improvements and replacements from time to time incorporated or installed in any item thereof.

“Advance” has the meaning set forth in paragraph (a) of Clause Second hereof.

“Advance Request” has the meaning set forth in paragraph (a) of Clause Fourth hereof.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of one Person over another Person means the power of the former to, directly or indirectly, direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting shares, by contract or otherwise.

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“Agreement” means this Agreement, as amended, supplemented or otherwise modified from time to time. Accordingly, the term “Agreement” shall include each Loan Agreement Supplement entered into pursuant to the terms of this Agreement.

“Authorized Loan Amount” means the loan made available by the Lender to the Borrower pursuant to the terms and subject to the conditions set forth in this Agreement, for a principal amount of up to US$18,221,529.53 (eighteen million two hundred twenty one thousand five hundred twenty nine Dollars 53/100); provided that such amount does not comprise any amount relating to interest, fees, expenses and any other amounts (other than outstanding principal amount) payable by the Borrower to the Lender in accordance with this Agreement, as evidenced by the Notes.

“Availability Period” means the period commencing on and including the date hereof to but excluding the Commitment Termination Date.

“Borrower” has the meaning assigned to such term in the preamble of this Agreement.

“Business Day” means any day except Saturday, Sunday and any other day in which the principal office of commercial banks located in New York City, New York, Chicago, Illinois, United States of America or Mexico City, Federal District, Mexico, are authorized or required by law to remain closed.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, which obligations are required to be classified and accounted for as capital leases in accordance with US GAAP and, for purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with US GAAP.

“Casualty Occurrence” means, with respect to any Unit, the occurrence of any of the following: (i) the destruction, damage, contamination, wear or unsuitability of such Unit which, in the Borrower’s good faith opinion, makes repair uneconomic or renders such Unit unfit for use in the business of the Borrower, (ii) theft or disappearance of such Unit, (iii) the permanent return of such Unit to the manufacturer pursuant to any warranty or patent indemnity provisions, (iv) the taking of title of such Unit or appropriation of such Unit by any Governmental Authority under the power of eminent domain or otherwise or (v) the taking or requisition for use of such Unit by any Governmental Authority under the power of eminent domain or otherwise for a continuous period in excess of 120 days.

“Change of Control” means any event or circumstance by virtue of which Kansas City Southern ceases to be, at any time and for any reason, the sole and legal owner and legal title holder, either directly or indirectly, of at least 50.1% (fifty point one percent) of the total issued and outstanding capital of the Borrower, on a fully diluted basis.

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“Claim” shall have the meaning set forth in Clause Nineteenth hereof.

“Commitment Termination Date” means the first to occur of (i) the date on which the Authorized Loan Amount has been borrowed in its entirety by the Borrower (ii) September 1st, 2011 and (iii) the day in which the Lender terminates the Authorized Loan Amount and declares extinguished its commitment to make the Loans to the Borrower pursuant to and as provided for in Clause Fifteenth hereof.

“Concession Title” means the concession title granted by the Federal Government of Mexico, dated December 2, 1996, as amended on February 12, 2001 and November 22, 2006, pursuant to which the Borrower has the right, for a period of 30 years, to be the exclusive provider (subject to certain trackage rights) of freight transportation services over the northeast rail lines of the Mexican railroad system and for an additional 20 years to be a non‑exclusive provider of such services over such rail lines pursuant to and subject in all cases to the terms and conditions set forth in such concession title.

“Conditions Precedent” means the conditions precedent set forth in Clause Twelfth hereof.

“Confidential Information” shall have the meaning set forth in paragraph (k) of Clause Twenty First hereof.

“Contribution Agreement” has the meaning set forth in paragraph (a) of Section 5.01 of the Trust Agreement.

“Default” means any event, act or situation that by notice or with the elapse of time or both may constitute an Event of Default.

“Default Rate” means, at any time of determination, a rate per annum equal to the sum of 3% (three percent) plus the Interest Rate.

“Disbursement Date” means the Initial Disbursement Date or any Additional Disbursement Date.

“Equipment” shall mean the collective reference to the Initial Equipment, the Additional Equipment and the Replacement Units.

“Equipment Cost” means, for each Unit, the cost thereof as set forth in Schedule 1 to the Loan Agreement Supplement for such Unit.

“Equipment Requirements” means any and all regulations, provisions, orders, conditions, restrictions, Legal Requirements and other requirements in connection with or applicable to the Equipment (or any portion thereof), the AAR Manuals and all AAR Mechanical Standards and Federal Railroad Administration regulations that are necessary for the operation and use thereof by the Borrower and/or with respect to the maintenance of the Equipment, including without limitation, environmental, fire, safety, or other governmental or regulatory rules, as

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well as any applicable permits, licenses, and certificates, each in effect on the date hereof or at any time hereafter, as such Equipment Requirements may be amended, amended and restated, supplemented, substituted or otherwise modified from time to time.

“Event of Default” shall have the meaning set forth in Clause Fifteenth hereof.

“Expropriation” has the meaning set forth in paragraph (a) of Clause Eighteenth hereof.

“Expropriation Proceeds” has the meaning set forth in paragraph (a) of Clause Eighteenth hereof.

“Governmental Authority” means any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any individual or entity with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or quasi-governmental issues (including any court).

“Indebtedness” means, as to any Person, without duplication, (i) all obligations of such Person for borrowed money (including principal, interests, commissions and other amounts payable in connection with the foregoing), (ii) all obligations of such Person evidenced by bonds, certificados bursátiles, debentures, notes and other negotiable instruments or similar instruments, (iii) all the obligations of such Person to pay the deferred purchase price of assets or services (other than current trade payables incurred in the ordinary course of such Person’s business and payable on customary trade terms, except when such payables are past due for more than sixty (60) days)); (iv) all Capital Lease Obligations of such Person and (without duplication) the obligations of such Person under Sale-Leaseback Transactions; (v) all non-contingent obligations of such Person to reimburse any Person in respect of amounts paid under a letter of credit or similar instrument; (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; and (vii) all Indebtedness of other Persons secured by such Person.

“Indemnified Person” shall have the meaning set forth in Clause Nineteenth hereof.

“Initial Disbursement Date” means the date hereof.

“Initial Equipment” means the equipment described in Exhibit “A” hereto, together with any and all accessions, additions, improvements and replacements from time to time incorporated or installed in any item thereof.

“Insurance Policies” has the meaning set forth in Representation I (j) of the Trust Agreement.

“Insurance Proceeds” means any and all insurance proceeds relating to or in connection with the Insurance Policies or to which the Trustor and/or the Trustee, as the case may be, may have become entitled or may demand or claim in accordance with any such Insurance Policies.

“Interest Period” means, (a) initially, the period commencing on the Initial Disbursement Date

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and ending on September 15, 2011; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period and ending on the numerically corresponding day in the calendar month that is 3 (three) months thereafter; provided that no Interest Period shall extend past the Maturity Date.

“Interest Rate” means 9.31% (nine point thirty one percent) per annum.

“Law” means the General Law of Negotiable Instruments and Credit Transactions (Ley General de Títulos y Operaciones de Crédito) of Mexico.

“Lease Documents” means the following documents each by and between the Lender, as lessor and the Borrower (formerly known as TFM, S.A. de C.V.), as lessee: (i) the Lease Agreement dated April 30, 1998, together with all supplements and amendments thereto, and (ii) the Participation Agreement dated April 30, 1998 together with all amendments thereto.

“Legal Requirements” means any and all laws, rules, regulations, provisions, codes, decrees, orders, conditions, restrictions and other legal requirements in force, issued or promulgated by any Mexican Governmental Authority, related to or applicable to the Equipment (or any part thereof), including, without limitation, the design, construction, use, operation and maintenance of the Equipment (or any part thereof), as the same may be amended, amended and restated, supplemented, substituted or otherwise modified from time to time.

“Lender” has the meaning set forth in the preamble of this Agreement.

“Lender’s Account” shall have the meaning set forth in item (a) of Clause Eighth hereof.

“Lien” means, with respect to any asset, any mortgage, encumbrance, pledge, trust agreement, lien, charge or other encumbrance of any kind, or any other type of preferential arrangement over or with respect to such asset that has the practical effect of creating a security interest, priority, preferential arrangement or other lien over such asset, as well as any other conditions, limitations or restrictions on ownership or any other options or preemptive rights of any kind, including, without limitation, any rights of first refusal or rights of first offer, over or with respect to such asset.

“Loan” means any loan made by the Lender in favor of the Borrower in an aggregate principal amount up to but not exceeding the amount of the Authorized Loan Amount, pursuant to the terms and subject to the conditions set forth herein.

“Loan Agreement Supplement” means a supplement to this Agreement dated each Additional Disbursement Date, or the date that any Replacement Unit is subjected to this Agreement, as applicable, substantially in the form of Exhibit “B” hereto, between the Borrower and the Lender, covering the Units described therein.

“Loan Documents” means this Agreement, the Notes, the Trust Agreement, each Loan Agreement Supplement, as well as any other document, instrument or certificate furnished

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pursuant hereto and thereto, or that shall be executed by the Borrower pursuant hereto and thereto, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or extended from time to time.

“Logbooks and Maintenance Records” means all running and unscheduled locomotive maintenance records and overhaul records, including component, date of installation and serial numbers of components installed, maintained by the Borrower in the normal course of its business.

“Make Whole Premium” means, for any Note, (i) the net present value of the remaining scheduled principal and interest payments, with each such scheduled payment discounted to the prepayment date at a per annum interest rate equal to the then Reinvestment Rate minus (ii) the principal balance outstanding as of the prepayment date (immediately prior to any such prepayment); provided that the Make Whole Premium shall be deemed “zero” if the calculation results in a negative number.

“Material Adverse Effect” means (a) a material adverse effect on: (i) the business, condition (financial or otherwise), operations, performance, or properties of the Borrower and its consolidated Subsidiaries taken as a whole; (ii) the legitimate exercise of the rights and remedies of the Lender under any Loan Document; or (iii) the ability of the Borrower to perform its obligations under any Loan Document; or (b) any legitimate action by any Governmental Authority seeking the revocation, termination, abrogation, appropriation (rescate) or repudiation of the Concession Title.

“Maturity Date” means December 15, 2020.

“Mexico” means the United Mexican States.

“Notes” means the non-negotiable promissory notes (pagarés) issued by the Borrower in favor of the Lender, evidencing the disbursement of an Advance of the Lender to the Borrower and the obligations of the Borrower to pay such Advance and interest thereon, using the form attached hereto as Exhibit “C” and made a part hereof].

“Operating Lease Obligation” means, as to any Person, the obligations of such Person pursuant to any lease agreement (including, without limitation, those lease agreements that may be terminated by the lessee at any time) related to any kind of property (whether personal or real property or both) that does not give rise to Capital Lease Obligations other than any such lease under which that Person is the lessor.

“Opinion of Counsel” means an opinion in writing signed by a legal counsel in terms customary to this type of transaction and reasonably acceptable to the Lender.

“Payment Date” has the meaning set forth in paragraph (b) of Clause Fifth hereof.

“Permitted Liens” with respect to the Equipment shall mean: (i) the residuary interest of the

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Borrower; (ii) Liens of mechanics, suppliers, materialmen, laborers, employees, repairmen and other like Liens arising in the ordinary course of the Borrower’s (or if a lease is then in effect, any lessee’s) business securing obligations which are not due and payable or the amount or validity of which is being contested so long as there exists no material risk of sale, forfeiture, loss, or loss of use of any unit of Equipment or any risk of criminal liability or risk of material civil liability on the Lender; (iv) the Lien and security interest granted to the Trustee under and pursuant to the Trust Agreement; (v) Liens arising out of any judgment or award against the Borrower with respect to which an appeal or proceeding for review is being presented in good faith and with respect to which there shall have been secured a stay of execution which shall remain in effect throughout the pendency of such appeal or proceeding for review; or (vi) salvage rights of insurers under insurance policies maintained pursuant to this Agreement.

“Person” means any individual or entity, trust, joint venture, partnership, corporation, Governmental Authority or any other entity of any nature whatsoever.

“Pesos” and “$” means the legal currency of Mexico.

“Prepayment Fee” means, in the event the Borrower prepays the Loan (or any portion thereof) to the Lender pursuant to the provisions of this Agreement, an amount equal to 5% (five percent) of the prepaid amount.

“Proceeds” means the collective reference to the Expropriation Proceeds, the Insurance Proceeds and the Sale Proceeds.

“Purchase Price” has the meaning assigned to such term in each Purchase and Sale Agreement.

“Purchase and Sale Agreement” means the purchase and sale agreement dated as of the date hereof between the Lender, as seller and the Borrower, as buyer, with respect to sale of the Initial Equipment and Additional Equipment, together with a bill of sale to evidence transfer of title from the Lender to the Borrower, of the Initial Equipment and Additional Equipment, as the case may be.

“Purpose of the Trust” has the meaning set forth in Section 2.04 of the Trust Agreement.

“Reinvestment Rate” means for any Note, the per annum interest rate that is equal to the sum of (a) three point twenty two percent (3.22%) plus (b) an interest rate based on the interest rate for swaps (the “Swap Rate”) that most closely approximates the remaining average life of the applicable Note as published by the Federal Reserve Board in the Federal Reserve Statistical Release H.15 entitled “Selected Interest Rates” available at http://www.federalreserve.gov/releases/h15/update/ on the day before the date of prepayment of the Note. If the remaining average life of the applicable Note is not in full years, then the Swap Rate to be adopted shall be the interpolated rate derived from the full year swap rate immediately preceding the average life of the applicable Note and the full year swap rate immediately succeeding the average life of the applicable Note from the Federal Reserve

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Statistical Release H.15.

“Release Instrument” has the meaning set forth in Section 5.02, paragraph (d) of the Trust Agreement.

“Replaced Unit” has the meaning set forth in Section 5.02, paragraph (b) of the Trust Agreement.

“Replacement Unit” has the meaning set forth in Clause Sixteenth (d) hereof.

“Request” means a written request for the action therein specified, delivered to the Lender and signed on behalf of the Borrower by a Responsible Officer authorized to execute and deliver any such request.

“Requirement of Law” means, any law, treaty, rule or regulation or resolution, award or judgment of any Governmental Authority, in each case applicable to, or binding upon, such Person or any of its property or to which such Person or any of its property is bound.

“Responsible Officer” means, with respect to the subject matter of any covenant, agreement or obligation of such party contained in this Agreement and/or the Trust Agreement: the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the Assistant General Counsel, the Chief Mechanical Officer, the Controller, the President, any Vice President, any Assistant Vice President, the Treasurer, any Assistant Treasurer, the employee or officer performing the duties and having the authority of any such positions or any authorized attorney-in-fact.

“Sale-Leaseback Transaction” means, as to any Person, any transaction by which such Person, directly or indirectly, is or becomes responsible as lessee or guarantor with respect to any lease, whether a Capital Lease Obligation or an Operating Lease Obligation, of any asset (personal or real property), whether then owned or thereafter acquired which such Person has sold or otherwise transferred or is to sell or transfer to any other Person.

“Sale Proceeds” means the collective reference to any and all cash and all other products and/or proceeds derived from or in connection with the sale of the Equipment.

“Secured Obligations” means, jointly or separately, as the context may require, and without duplication, (i) any and all indebtedness evidenced by the Notes, and any other amounts due or required to be paid by the Borrower under any of the Loan Documents, and all other obligations and liabilities of the Borrower to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Notes and/or any of the other Loan Documents, whether on account of principal, interest, fees, indemnities, costs, expenses (including, without limitation, the Prepayment Fee, all fees and disbursements of legal counsel) or otherwise; (ii) the full performance by the Borrower of all of the terms, representations, warranties, covenants and obligations set forth in the Loan Documents to which they are a party or by which they

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are bound; and (iii) the full performance by the Borrower of all of the terms, covenants and obligations set forth in the Loan Documents.

“Subsidiary” means, as to any Person and on any date, any entity, which stock, securities or other partnership interests representing more than 50% (fifty percent) of its capital stock or more than 50% (fifty percent) of the ordinary voting power, on such date, are (directly or indirectly) owned by, or controlled by, such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Termination Agreement” means the Lease Termination Agreement of even date herewith together with each Unit Termination Notice delivered thereunder between the Borrower, as lessee and the Lender, as lessor, pursuant to which the Lease Documents are terminated with respect to the Initial Equipment and Additional Equipment described therein.

“Taxes” means any tax, levy, retention, withholding, deduction, charge or any other tax liability of any nature, including interests, penalties, actualizations, fines or charges derived therefrom.

“Transfer Event” has the meaning set forth in Clause Thirteen (g) hereof.

“Trust Account” means the account opened and maintained by the Trustee, in the name of the Trustee, in accordance with the Trust Agreement and for the Purpose of the Trust, in order to receive any and all Proceeds and any other cash and all other products and/or proceeds derived from or in connection with the Trust Assets subject to the provisions set forth in the Trust Agreement: _______________.

“Trust Agreement” means the Irrevocable Transfer of Title and Security Trust Agreement with Reversion Rights ________ to be entered into among the Borrower, as trustor, the Trustee, acting in such capacity, and the Lender, as first place beneficiary, on the date hereof, substantially in the form attached hereto as Exhibit “D”, by means of which the Borrower shall transfer title to the Trust Assets to the Trustee, in order to secure each and all of the Secured Obligations.

“Trust Assets” means the collective reference to (i) the Initial Equipment; (ii) the Additional Equipment; (iii) the Replacement Units, (iv) the Proceeds, (v) all rights, interests and benefits of the Trustor under the Insurance Policies; (vi) the Warranties, if any, (vii) the Logbooks and Maintenance Records, and (viii) the Trust Account and all funds deposited therein from time to time as provided herein or in the Trust Agreement.

“Trust Estate” means the collective reference to the Trust Assets, as well as all cash and all products and/or proceeds derived from or in connection with the Trust Assets, including, without limitation, any and all Proceeds and any other amounts deposited in the Trust Account.

“Trustee” means Banco Nacional de México, S.A. Institución de Banca Múltiple, integrante del Grupo Financiero Banamex, División Fiducairia, in its capacity as trustee under the Trust Agreement, or any substitute trustee appointed in accordance with the terms of Section 14.02

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of the Trust Agreement.

“Trustee Fee Letter” has the meaning set forth in Section 12.02 of the Trust Agreement.

“Trustor” means the Borrower, in its capacity as trustor under the Trust Agreement.

“Unit” means individually, the various locomotives constituting the Equipment or any part thereof.

“US Dollars” and “US$” means the legal currency of the United States of America.

“US Dollar Trust Account” means the US Dollar denominated account to be opened and maintained by the Trustee, in the name of the Trustee, in the event the extrajudicial sale procedure set forth herein is initiated, in order to receive the price of the bid for the sale of the Trust Assets.

“US GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), which are applicable to the circumstances as of the date of determination.

“Warranties” means the manufacturer’s and suppliers’ warranties related to the Equipment, if any.

(b)    The definitions in this Clause First shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context shall otherwise require, all references to numbers or letters of Clauses, sections, paragraphs or items, shall be deemed to be references to Clauses, sections, paragraphs or items of this Agreement, and all references to Exhibits and Schedules shall be deemed to be references to Exhibits and Schedules of this Agreement, which are hereby incorporated by reference to be a part of this Agreement. The words “hereof”, “herein” “hereunder”, “in this”, “this” “hereinafter” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular Clause, section, paragraph or item of this Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, unless such phrase otherwise appears

(c) It shall be deemed that any reference to (i) any agreement, contract or instrument includes the reference to such agreement, contract or instrument as amended, amended and restated, or otherwise modified from time to time, and (ii) any law or regulation includes the amendments thereto from time to time or to any law or regulation successor thereto.

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SECOND.- Terms and Conditions of the Loan.

(a)    In accordance with the terms and subject to the conditions set forth herein, the Lender agrees to make advances of the Loan (each, an “Advance”) to the Borrower during the Availability Period; provided that (x) the amount of any Advance shall not include interest, commissions, expenses or any amounts other than principal payable by the Borrower to the Lender pursuant to the Notes; (y) the aggregate principal amount of all Advances shall not exceed at any time the amount of the Authorized Loan Amount; and (z) the Borrower may not re-borrow any amounts of the Loan paid (whether prepaid or paid in the scheduled payment date) to the Lender pursuant to the terms set forth herein.

(b)    Following the Commitment Termination Date, any unused portion of the Authorized Loan Amount shall be cancelled and the rights of the Borrower to borrow such portion of the Authorized Loan Amount shall terminate.

THIRD.- Use of Proceeds. The Borrower agrees to apply the proceeds of each Advance exclusively to the payment of the applicable Purchase Price.

FOURTH.- Advance Request; Terms and Conditions.

(a)    During the Availability Period, the Borrower may request an Advance from the Lender by delivering a written request substantially in the form attached hereto as Exhibit “E” (each an “Advance Request”) with at least 4 (four) Business Days prior to the date on which the Borrower wishes to receive such Advance (each, an “Additional Disbursement Date”); provided that, for the Initial Disbursement Date, the Advance Request may be delivered on the date hereof. Each Advance Request shall, among other things, (i) specify the total principal amount of the Advance; (ii) specify the Disbursement Date (which must be a Business Day during the Availability Period); (iii) specify the wire transfer information of the bank account in which the Borrower wishes that such Advance be deposited; and (iv) include a statement of the Borrower representing that, immediately prior and after giving effect to such Loan, no Default or Event of Default has occurred.

(b)    To the extent all the Conditions Precedent shall have been satisfied, the Lender shall deposit the principal amount of the respective Advance in US Dollars and in immediately available funds in the account set forth in the applicable Advance Request, no later than 1:00 p.m. New York time on the applicable Disbursement Date.

(c)    The Advance Request shall be irrevocable and binding to the Borrower, and the Borrower shall indemnify the Lender for any loss or cost incurred by the Lender (including, without limitation, any losses derived from amounts paid or payable by the Lender to fund such Loan) in the event the Borrower fails to borrow the Advance so and as requested in the relevant Advance Loan Request (including due to the failure of the Borrower to satisfy one or more of the Conditions Precedent).

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FIFTH.- Documentation and Payment of the Loan; Application of Payments.

(a)    Each Advance made by the Lender to the Borrower pursuant to this Agreement shall be evidenced by a Note issued by the Borrower in favor of the Lender on each Disbursement Date. The Borrower acknowledges and agrees that the issuance and delivery of the Notes is not, and shall not be construed as a payment of the Loan.

(b)    To the extent that more than one Advance occurs during the Availability Period, on the Commitment Termination Date, the Borrower shall issue a new Note (or more than one Note at the request of the Lender) in substitution of the then existing Notes, reflecting the aggregate principal balance of the Loan as of such date and the then existing notes shall be simultaneously canceled by the Lender and delivered to the Borrower. Upon issuance and delivery of such new Note(s) by the Borrower, the Lender shall deliver to the Borrower the existing Notes for cancellation. The Borrower acknowledges and agrees that the issuance of the new Note(s) is not and shall not be construed as payment of the Loan.

(c)    The Borrower shall repay the Lender the principal amount of the Loan in 38 (thirty eight) quarterly and consecutive installments on each March 15, June 15, September 15, and December 15 of each year (commencing on September 15, 2011) (each, a “Payment Date”) for the amounts specified in the payment schedule set forth in each Note.

(d)    Any payment made by the Borrower to the Lender pursuant to this Agreement as evidenced by the Notes, shall be applied in the following order (to the extent due and owing and unpaid):

(i)    So long as no Event of Default shall have occurred and be continuing: (A) to ordinary interest and, (B) to principal.

(ii)    If a mandatory prepayment takes place in accordance with Clause Sixth hereof, and so long as no Event of Default shall have occurred and be continuing: (A) to ordinary interest and, (B) to principal.

(iii) If a prepayment takes place in accordance with section (g) of Clause Thirteenth hereof, and so long as no Event of Default shall have occurred and be continuing: (A) to the Make Whole Premium (B) to ordinary interest and (C) to principal.

(iv) if an Event of Default has occurred and is continuing: (A) to expenses, costs, and fees incurred by the Lender, including without limitation, by reason of the exercise of any of the Lender’s rights and/or remedies, (B) to any Prepayment Fee (except if the Event of Default that occurs is the one described in paragraph (f)(ii) or (j) of Clause Fifteenth, in which case no Prepayment Fee shall be payable), (C) to default interest at the Default Rate, (D) to ordinary interest and, (E) lastly, to principal. In case an Event of Default occurs, the fact that the Lender receives any payment of such amounts shall not be deemed or construed as the granting of a grace period, and will be without prejudice for the ability of the Lender to exercise the actions

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or other applicable remedies or legal actions with respect to such Event of Default.

The Borrower acknowledges that the Lender has relied upon the anticipated investment return under the Loan in entering into transactions with, and in making commitments to, third parties, and the parties agree that: (i) no voluntary prepayment of the Loan whether in whole or in part shall be permitted, (ii) the tender of any prepayment as a result of an Event of Default shall include the Prepayment Fee, unless specifically excluded in the previous paragraph; and (iii) no prepayment of the Loan in connection with a Casualty Occurrence shall require the Prepayment Fee. The Borrower agrees that the Prepayment Fee (when due) represents a fair compensation for the loss that may be sustained by the Lender as a result of a prepayment of the Loan and it shall be paid without prejudice to the right of the Lender to collect any other amounts provided to be paid under or pursuant to the Loan Documents. Notwithstanding the foregoing, the parties recognize and acknowledge that the Prepayment Fee constitutes for all purposes the payment of a fee and not a penalty.

SIXTH.- Mandatory Prepayments.

(a)    If a Casualty Occurrence shall occur, and the relevant Unit or Units are not timely replaced pursuant to Clause Sixteenth (d) hereof, the Borrower shall pay the next installment as set forth in the relevant Note and prepay the Loan, in an amount equal to the sum of an amount equal to the product obtained by multiplying the aggregate unpaid principal outstanding at the date of such prepayment for all remaining Units (after deducting therefrom the principal installment, if any, due on the date of such prepayment) by a fraction, the numerator of which shall be the number of Units for which the subject Casualty Occurrence has occurred and the denominator of which shall be the total Units.

(b)    The Borrower shall give Lender written notice of each mandatory prepayment under this Clause no later than 10:00 a.m., New York time on the date 10 (ten) Business Days before such prepayment is due. All prepayments shall be applied, pro rata, to the scheduled installments of principal payments set forth in the respective payment schedule of each Note.

(c)    Concurrently with any partial mandatory prepayment under this Clause, the Lender agrees to cancel and deliver each Note so prepaid or partially prepaid to the Borrower in exchange for new Notes issued by the Borrower reflecting the relevant aggregate principal amount of such Note then due, after giving effect to the applicable partial prepayment and the new payment schedule of each such Note.

SEVENTH.- Interest.

(a)    The outstanding principal amount of the Loan shall bear interest commencing on the Disbursement Date and until the date on which the outstanding principal amount of the Loan is paid in full, at the Interest Rate, which interest shall be payable by the Borrower to the Lender on each Payment Date.

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(b)    The due and unpaid principal amount of any Loan and any other amount owed by the Borrower to the Lender pursuant to this Agreement as evidenced by the Notes, shall bear interest at the Default Rate from the date immediately following the due date thereof until the date on which such unpaid amount is paid in full, at the Default Rate, at all times during each day that such amount remains outstanding, which interest shall be payable on demand, together with any applicable Mexican value added tax (impuesto al valor agregado).

(c)    Any and all interest payable pursuant hereto as documented in the Notes shall be calculated on the basis of a 360 (three hundred and sixty)-day year for 30-day months.

EIGHTH.- Payments.

(a)    Subject to clause (b) below, all payments of principal and interest to be made by the Borrower to the Lender pursuant to the relevant Note and all payments due with respect to the Loan under this Agreement, shall be made without setoff, deduction or counterclaim, and shall be made prior to 12:00 P.M. (New York City time) on the due date thereof pursuant to the relevant Note in US Dollars and in immediately available funds, to account number ______, ABA number _____, in the name of the Lender with Deutsche Bank Trust Company Americas, SWIFT Code: BKTRUS 33, GE Transportation Finance, Inc. (the “Lender’s Account”), or in any other manner or place in the United States of America, as the Lender may indicate to the Borrower in writing at its corresponding domicile and upon reasonable notice delivered by the Lender to the Borrower.

(b)    If any payment hereunder or under the Notes shall be due on a day that is not a Business Day, then payment thereof shall be due on the immediately succeeding Business Day.

NINTH.- Taxes.

(a)    All payments of principal, interest payable by the Borrower under the Notes and other amounts payable by the Borrower hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any present or future Taxes, payable in any jurisdiction, except for Mexican withholding Taxes on interest payment at a rate not to exceed 4.9%; provided, however, that Mexican withholding Taxes on interest payments which are at a rate in excess of 4.9% shall, to the extent of such excess, be for the account of the Borrower. If at any time, any competent authority of any jurisdiction imposes, charges or collects any Taxes relating to or in connection with Loan or this Agreement or with respect to any principal and interest payment that must be made pursuant to the Notes or other payment that must be made pursuant to this Agreement, the Borrower shall promptly pay to the corresponding tax authority the amount of any such Taxes and shall pay to the Lender such additional amounts, as are required to assure that the Lender receives the whole amount it would have received if such Taxes (other than Mexican withholding Taxes on interest payment at a rate not to exceed 4.9%) had not been paid. In case of any withholding Taxes paid, the Borrower shall promptly deliver to the Lender the original receipts or other documents

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acceptable to the Lender evidencing the payment of any withholding Taxes (either at 4.9% or at other applicable rates).

(b)    The Lender will not have the obligation to reimburse the Borrower, and the Borrower hereby expressly and irrevocably waives its right to receive, any reimbursement of any Tax or any other benefit obtained or that may be obtained by the Lender as a result of the provisions contained in this Clause.

(c)    The Lender shall notify the Borrower of any requirement, notification, payment claim or any other notice received from any authority with respect to any Taxes, so that the Borrower may promptly respond to any such requirement, notification, claim or notice, pay such Taxes and hold the Lender harmless with respect to any such requirement, notification, payment claim or notice.

(d)    The obligations of the Borrower pursuant to this Clause shall survive for a period of 5 (five) years following the termination of this Agreement.

TENTH.- Inspection Rights.

(a)    Regular Inspection Rights. The Lender (or any person or persons designated in writing by the Lender) will have, during Business Days and business hours, once each calendar quarter, the right to examine, inspect and audit the Trust Assets, as well as to examine, inspect, audit, review and obtain copies and extracts of the books, registries, publications, orders, receipts, correspondence or any other information of the Borrower exclusively relating to or in connection with the Trust Assets (wherever located), at the Lender’s own cost and risk (including without limitation, the risk of personal injury or death), as requested in writing by the Lender, with at least 5 (five) Business Days advance notice, without obstructing or impairing the operations of the Borrower. The Borrower shall cooperate with the Lender in the performance of these visits and inspections.

(b)    Inspection Rights under a Default. In the event an Event of Default exists, the Lender (or any person or persons designated by the Lender) will have, at its own discretion and as many times and with the frequency requested, the right to examine, inspect and audit the Trust Assets, as well as to examine, inspect, audit, review and obtain copies and extracts of the books, registries, publications, orders, receipts, correspondence or any other information of the Borrower relating to or in connection with the Trust Assets (wherever located), at the Borrower’s own cost and risk (including without limitation, the risk of personal injury or death. The Borrower shall cooperate with the Lender in the performance of these visits and inspections.

ELEVENTH.- Requirement of Law; Illegality.

(a)    If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by the Lender with any request or directive

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(whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit granted by or any other acquisition of funds by, any office of the Lender,

(ii) shall impose on the Lender any other condition that affects any of the Loan Documents or the Loan granted by the Lender;

and the result of any of the foregoing is to increase the cost to the Lender, by an amount that the Lender reasonably deems to be material, of making, converting into, continuing or maintaining the Loan or to reduce any amount received or to be receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay the Lender, upon its demand, any additional amounts necessary to compensate the Lender for such additional cost or reductions incurred. If the Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower of the event by reason of which it has become so entitled.

(b)    If the Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by the Lender or any entity controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on the Lender’s or such entity’s capital as a consequence of its obligations hereunder to a level below that which the Lender or the controlling entity of the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender’s or such entity’s policies with respect to capital adequacy), then from time to time, after submission by the Lender to the Borrower of a written request therefor, the Borrower shall pay to the Lender such amount or additional amounts as will compensate the Lender or such entity for such reduction.

(c)    A certificate issued by the Lender and delivered to the Borrower indicating the additional payable amounts in accordance with items (a) and/or (b) of this Clause, shall be conclusive in the absence of manifest error.

(d)    If any Requirement of Law or any change therein or in the interpretation or application thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any central bank or any other Governmental Authority, shall make it unlawful or impossible for the Lender to make or maintain the Loan as contemplated by this Agreement, then (i) the obligation of the Lender hereunder to make the Loan shall forthwith be cancelled and (ii) the Lender will, if requested by the Borrower, use reasonable efforts

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subject to overall policy considerations of the Lender to designate another lending office for the Advance affected by such event with the object of avoiding the consequences of such event; provided, however, that such designation is made on terms that, in the Lender’s sole discretion, cause the Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this item (d) shall affect or postpone any of the obligations of the Borrower or the rights of the Lender pursuant to this Clause. To the extent the Lender determines, in its sole discretion, that it may not designate another lending office as provided herein or is otherwise not able to do so in accordance with applicable law, then the outstanding principal balance of the Loan, shall be repaid on the earlier to occur of (i) the last day of the next succeeding Interest Period therefor, and (ii) the last day provided by the Requirement of Law or any change therein or in the interpretation or application thereof, that gave rise to such event. If any such prepayment is made on a day that is not the last day of the next succeeding Interest Period therefor, the Borrower shall also pay the Lender such amounts, if any, as may be required pursuant to the items (a) and (b) of this Clause.

(e)    The obligations of the Borrower pursuant to this Clause shall survive for a period of 3 (three) years following the termination of this Agreement.

TWELFTH.- Conditions Precedent for the Loan. The parties expressly agree that the obligation of the Lender to make any Advance pursuant to this Agreement is subject to the satisfaction (in form, substance and scope acceptable to the Lender) or waiver, on or prior to the applicable Disbursement Date, of the following Conditions Precedent (it being agreed that closing without satisfaction of any of the following conditions shall constitute a waiver thereof):

(a)    Loan Documents. The Lender shall have received:

(i)	for the Initial Disbursement Date, an original counterpart of this Agreement duly executed and delivered by one or more duly appointed and authorized attorneys-in-fact of the Borrower;

(ii)
for the Initial Disbursement Date, an original counterpart of the Trust Agreement duly executed and delivered by one or more duly appointed and authorized attorneys-in-fact of the Trustor and the Trustee which execution shall be either granted before, or ratified before a notary public in Mexico;

(iii)
for any Additional Disbursement Date, an original counterpart of the relevant Loan Agreement Supplement, duly executed and delivered by one or more duly appointed and authorized attorneys-in-fact of the Borrower;

(iv)
for any Additional Disbursement Date, an original counterpart of the relevant Contribution Agreement for the transfer of the Additional Equipment described therein, duly executed and delivered by one or

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more duly appointed and authorized attorneys-in-fact of the Trustor and the Trustee which execution shall be either granted before, or ratified before a notary public in Mexico;

(v)	an original Note issued by the Borrower in favor of the Lender, evidencing the Lender’s disbursement of the relevant Advance and the Borrower’s obligation to pay such Advance; and,

(vi)	any other documents or instruments that are reasonably requested by the Lender of the Borrower in connection with or pursuant to this Agreement or any other Loan Documents.

(b)    Financial Statements: To the extent they are not publicly available, the Borrower shall deliver to the Lender a copy of the Annual Reports on Form 10‑K (or any successor form), Quarterly Report on Form 10‑Q (or any successor form) and Form 8‑K filed by the Borrower with the SEC for the years of 2008, 2009 and 2010.

(c)    Secretary’s Certificate. On each Disbursement Date, the Lender shall have received a certificate duly completed and signed by the secretary or the alternate secretary of the board of directors of the Borrower substantially in the form attached hereto as Exhibit “F”, together with (i) a certified copy of the incorporation deed (acta constitutiva) and the then current estatutos sociales (including registration data) of the Borrower; (ii) a certified copy of the resolutions of the board of directors of the Borrower approving the Loan; and (iii) a certified copy of the public deeds (including registration data or evidence of their filing for registration with the Public Registry of Commerce) which contain the powers of attorney granted by the Borrower in favor of the person(s) that shall execute, in its name and behalf, the respective Loan Documents applicable to the respective Disbursement Date; provided that, the attachment of the documents referred to in sections (i), (ii) and/or (iii) above shall not be necessary, to the extent the same have been previously delivered to the Lender, they are current on the relevant Disbursement Date, and the secretary or the alternate secretary represent as to their effectiveness in the relevant certificate.

(d)    Purchase and Sale Agreement; Termination Agreement. The Termination Agreement and Purchase and Sale Agreement relating to the Equipment for which funding is required pursuant to the relevant Advance Request, together with the respective bills of sale and supplements thereto, shall have been executed and delivered.

(e)    Legal Opinions. The Lender shall have received an original executed copy of the Opinion of Counsel issued by White & Case, S.C., counsel to the Borrower dated on the Initial Disbursement Date.

(f)    No Adverse Change. Before the relevant Disbursement Date, no event or condition shall have occurred which has or could reasonably be expected to have a Material Adverse Effect.

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(g)    Insurance Certificate. On or before the applicable Disbursement Date, the Lender shall have received a certificate acceptable to the Lender relating to insurance that is required pursuant to Clause Seventeenth of this Agreement.

(h)    Representations and Warranties. Each of the representations and warranties made by the Borrower pursuant to this Agreement and the other Loan Documents shall be true, complete and correct, in all respects, on the relevant Disbursement Date, as if made on and as of such date (except in the case of any representation or warranty that expressly speaks as of a specific date or time, in which case the Borrower shall represent and warrant to the Lender as of such specific date or time).

(i)    No Default or Event of Default. No Default or Event of Default shall have occurred on the relevant Disbursement Date.

(j)    Advance Request. The Lender shall have received an Advance Request, duly signed by a duly appointed and authorized attorney-in-fact of the Borrower in accordance with the terms set forth in Clause Fourth hereof.

(k)    Commissions, Fees and Expenses. The Lender shall have received payment in full of any and all commissions, fees, expenses and other costs of the Lender and its legal counsel required to be paid by the Borrower on or prior to the relevant Disbursement Date, unless otherwise agreed to by the parties.

THIRTEENTH.- Affirmative Covenants of the Borrower. In addition to the other obligations of the Borrower pursuant to this Agreement and any other Loan Document, from the date hereof and until the date on which all the Secured Obligations shall have been paid, performed and discharged in full, the Borrower covenants and agrees to:

(a)    Information: Deliver to the Lender:

(i)
unless included in a Form 10‑Q delivered or deemed delivered under paragraph (iii) below, as soon as available and in any event within 60 (sixty) days after the end of each quarterly period, except the last quarter, of each fiscal year, consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such period, together with the related consolidated statements of income and cash flows of the Borrower and its consolidated Subsidiaries for the period beginning on the first day of such fiscal year and ending on the last day of such quarterly period, setting forth in each case (except for the consolidated balance sheet) in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail and prepared in accordance with US GAAP and certified by any Responsible Officer of the Borrower;

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(ii)
unless included in a Form 10‑K delivered or deemed delivered under paragraph (iii) below, as soon as available and in any event within 120 (one hundred and twenty) days after the last day of each fiscal year, a copy of the Borrower’s annual audited report covering the operations of the Borrower and its consolidated Subsidiaries including consolidated balance sheets, and related consolidated statements of income and retained earnings and consolidated statement of cash flows of the Borrower and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with US GAAP applied on a consistent basis, which statements will have been certified by a firm of independent public accountants of recognized national standing selected by the Borrower;

(iii)
as soon as available, one copy of each Annual Report on Form 10‑K (or any successor form), Quarterly Report on Form 10‑Q (or any successor form) and Form 8‑K filed by the Borrower with the SEC or any successor agency, provided that, as long as the Borrower is subject to informational reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the SEC, the Lender shall be deemed to have been furnished the foregoing reports and forms required under clauses (i), (ii) and (iii) at the time the Lender may electronically access such reports and forms by means of the SEC’s web site (www.sec.gov) or at the Borrower’s web site (www.kcsouthern.com); provided, further, in the event that the Borrower shall cease to be subject to such informational requirements, the Borrower will provide the Lender with 90 (ninety) days’ advance written notice and thereafter the Borrower shall make available to the Lender financial statements described in clauses (i) and (ii) above by means of Kansas City Southern’s web site (www.kcsouthern.com), and as long as electronic access is provided in such manner, the Lender shall be deemed to have been furnished such financial statements; provided further that at the sole option of the Borrower, the Borrower may provide such financial statements directly to the Lender;

(iv)
as soon as available and in any event within 120 (one hundred and twenty) days after the last day of each fiscal year, a certificate issued by a Responsible Officer of the Borrower certifying that, as of such date, no Default or Event of Default has occurred and is continuing or, in the event that a Default or an Event of Default has occurred and is continuing, a description of the scope and nature thereof, as well as the actions or measures taken or proposed to be taken in order to cure

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such Default or Event of Default, as the case may be;

(v)
as soon as possible, but in any event within (5) five Business Days immediately following the date on which a Responsible Officer acquires knowledge or should have acquired knowledge of the occurrence of any Default or Event of Default, a certificate signed by a Responsible Officer of the Borrower, setting forth the details thereof, as well as the actions or measures taken or proposed to be taken in order to cure such Default or Event of Default, as the case may be;

(vi)
as soon as possible, but in any event within (5) five Business Days immediately following the date on which a Responsible Officer acquires knowledge or should have acquired knowledge of a resolution by the competent authorities finally determining a violation to the Concession Title, a certificate signed by a Responsible Officer of the Borrower, setting forth the details thereof, as well as the actions or measures taken or proposed to be taken in order to cure such violation;

(vii)
as soon as possible, but in any event within the 5 (five) Business Days following the date on which the Borrower or any Responsible Officer acquires knowledge or should have acquired knowledge of a notice of an investigation or a summons to trial or notice of any action, claim or proceeding in which the Borrower is a party and that may have a Material Adverse Effect on the Trust Assets (or any portion thereto);

(viii)
as soon as possible, but in any event within the 5 (five) Business Days following the date on which the Borrower or any Responsible Officer acquires knowledge or should have acquired knowledge of a notice of a summons to trial or notice of any action, claim or proceeding in which the Borrower is a party and that may have a Material Adverse Effect on the business, operations or other assets of the Borrower, a certificate signed by any authorized officer of the Borrower setting forth the details of such action, claim or proceeding and the actions or measures taken or proposed to be taken in connection therewith; provided that, as long as the Borrower is subject to informational reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the SEC, the Lender shall be deemed to have been furnished the foregoing certificate at the time the Lender may electronically access such information by means of the SEC’s web site (www.sec.gov) or at the Borrower’s web site (www.kcsouthern.com), provided, further, in the event that the Borrower shall cease to be subject to such informational requirements, the Borrower will provide the Lender with 90 (ninety) days’ advance written notice and thereafter the Borrower shall deliver the certificate

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referred to in this paragraph directly to the Lender.

(ix)
as soon as possible, but in any event no later than 10 (ten) Business Days following the date on which requested, any other information or documentation (financial or otherwise) exclusively related to the Equipment, the Loan or the Loan Documents, as reasonably requested in writing by the Lender at any time.

(b)    Accounting. Keep and maintain proper books of records and account in which full, true and correct entries in conformity with US GAAP and all requirements of law shall be made of all dealings and transactions in relation to the business and activities of the Borrower.

(c)    Corporate Situation; Rights, Authorizations, Etc. Maintain in full force and effect its legal existence, in accordance with the laws of Mexico, as well as all rights (whether statutory or legal), licenses, authorizations, permits, notices, registrations and franchises that are considered relevant to its business.

(d)    Compliance with Laws and Concession Title. Observe and comply with all laws, rules, regulations, orders, decrees and other provisions: (i) which are applicable to it, as well as with all applicable restrictions imposed by any Governmental Authority, except for those which, if breached, could not reasonably be expected to have, individually or jointly, a Material Adverse Effect, (ii) pertaining to the Borrower or its consolidated Subsidiaries and which or in any other manner affect or that may affect the legality, validity and enforceability of this Agreement or the other Loan Documents. Observe and comply, and cause any Affiliate that takes possession of any Unit as permitted in paragraph (c) of Clause Seventeenth to observe and comply, with the Concession Title.

(e)    Taxes. Submit and shall cause the consolidated Subsidiaries of the Borrower to submit, each and every Tax return required to be so submitted by the Borrower and its consolidated Subsidiaries, and pay, in a timely manner and in their entirety, all Taxes, contributions and other governmental charges imposed on the Borrower or on the consolidated Subsidiaries of the Borrower, or on its assets (including, without limitation, any and all Taxes, contributions, levies and any other charges of any nature, including the Taxes, that are determined, collected or imposed on or in connection with the Trust Assets) in accordance with such Tax returns and applicable law, except for those that are being contested (such contest being permitted only if no Event of Default has occurred and is continuing) in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with applicable law (including US GAAP) and/or this Agreement.

(f)    Maintenance of Assets; Insurance. Maintain (i) the Trust Assets, in accordance with the provisions of Clause Sixteenth (a) hereof; and (ii) maintain in full force and effect insurance on the Equipment pursuant to the terms and in accordance with Clause Seventeenth hereof.

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(g)    Spin Off; Merger, etc. In the event the Borrower intends to spin-off, merge, restructure, reorganize or consolidate with any other Person (other than an Affiliate of the Borrower) or assign, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person (other than an Affiliate of the Borrower) (each of them a “Transfer Event”), the Borrower shall notify the Lender no later than 5 (five) Business Days following the date on which the shareholders meeting approving such Transfer Event takes place and provide to the Lender the necessary documents in order for the Lender to analyze the impact of any such Transfer Event on the financial condition of the Borrower.

Should the Lender determine that the intended Transfer Event (i) would not cause a Material Adverse Effect, it shall so notify the Borrower and the latter shall not require the Lender’s approval to carry out any such Transfer Event; or (ii) would cause or could reasonably be expected to cause a Material Adverse Effect, it shall notify the Borrower and if the Borrower decides to carry out any such Transfer Event, then the Borrower shall prepay the Loan accompanied by the payment of all accrued and unpaid interest on the principal amount so prepaid plus the Make Whole Premium on the amount prepaid plus all other amounts then owing under the Loan Documents (but without the payment of any Prepayment Fee).

If the Transfer Event takes place in accordance with section (i) of the previous paragraph, the Person into which the Borrower consolidates with or merges into or spins off by, or the Person owning the assets or shares after such Transfer Event, shall (1) enter into an assumption agreement, in form and substance satisfactory to the Lender, by means of which pursuant to which that Person shall assume and undertake to perform the Borrower’s obligations hereunder, and (ii) deliver to the Lender an Opinion of Counsel confirming that the assumption agreement pursuant to which such Person assumed the obligations of the Borrower shall have been duly authorized, executed and delivered by such Person and that such agreement is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms.

(h)    Trust Agreement. (i) Subject to any rights and obligations of the Trustee and/or the Lender under the Trust Agreement, defend the rights, title and interest of the Trustee and/or the Lender, as the case may be, over the Trust Assets against the claims and demands of any Person other than the Lender; (ii) execute and deliver to the Lender such documents and carry out any action in connection with the Trust Agreement that the Lender may reasonably request in order to perfect, protect and maintain the ownership and title to the Trust Assets by the Trustee, and to protect and preserve the Trust Assets, and pay any and all costs and expenses derived from or in connection with the foregoing; and (iii) pay any and all Taxes, contributions, fines, levies and any other charges of any nature that are determined, collected or imposed on or in connection with the Trust Assets.

The Borrower hereby covenants and agrees, as soon as possible, but in any event within (i) a period of 10 (ten) Business Days following the execution date of the Trust Agreement, to file

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(a) the registration of the Purchase and Sale Agreement and transfer of title of the Initial Equipment in favor of the Borrower, (b) cancellation of the registration of the Lease Documents and (c) registration of the Trust Agreement with (1) the Registro Ferroviario Mexicano and (2) the Sole Registry of Security over Movable Assets of the Public Registry of Commerce (the “RUG”), through a Mexican notary public, and to present written evidence thereof to the Lender and the Trustee, for which purpose the Borrower shall deliver to the Trustee (with a copy to the Lender) an original letter executed by such Mexican notary public whereby it certifies that the Trust Agreement has been duly filed for registration with the RUG and (ii) 20 (twenty) Business Days following the date of the Trust Agreement, deliver to the Trustee (a) the official certificate issued by the Registro Ferroviario Mexicano, certifying that the Trust Agreement has been duly registered therein and the Trustee has been recorded as the owner of the Initial Equipment, a evidence of such official certificate, and (b) the electronic certificate issued by the RUG certifying that the Trust Agreement has been duly registered therein.

If, at the end of such 20 (twenty) Business Day period, the Borrower has been unable to deliver to the Trustee (i) the official certificate issued by the Registro Ferroviario Mexicano certifying that the Trust Agreement has been duly registered therein and the Trustee has been recorded as the owner of the Initial Equipment, and/or (ii) the electronic certificate issued by the RUG certifying that the Trust Agreement has been duly registered therein, in both cases, as herein provided for any reason not attributable to the Borrower, then the Borrower may request the Lender in writing to extend such period for an additional 20 (twenty) Business Day period in order to achieve recordation, and consent from the Lender to such extension request, which shall not be unreasonably withheld or delayed, shall be notified in writing by the Lender to the Borrower (with a copy to the Trustee).

(i)    Use of Loan Proceeds. Use the proceeds of each Advance in accordance with the provisions of this Agreement exclusively for the purposes contained in Clause Third hereof.

(j)    Further Assurances. Execute and deliver to the Lender such documents and assurances and carry out any actions in connection with this Agreement or the other Loan Documents, that the Lender may reasonably request in order to effectively carry out the intent and purpose of this Agreement and the Trust Agreement or to perfect, protect and maintain the rights and interests of the Lender and/or the Trustee under this Agreement or under any other Loan Document, as well as pay any and all documented out-of-pocket costs derived from or in connection with the foregoing.

FOURTEENTH.- Negative Covenants of the Borrower. In addition to the other obligations of the Borrower pursuant to this Agreement and any other Loan Document, from the date hereof and until the date on which all the Secured Obligations shall have been paid, performed and discharged in full, the Borrower covenants and agrees:

(a)    Changes in the Nature of its Business. Not to carry out nor allow any material changes in the nature or scope of its business.

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(b)    Liens. Not to create, incur, assume or permit the existence any Lien upon the Concession Title.

(c)    Transactions with Affiliates. Not to enter into (and shall not permit the consolidated Subsidiaries of the Borrower to enter into) any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees or commission, with any Affiliate, unless such transaction is (a) carried out in the ordinary course of business consistent with past practices, and (b) in accordance with applicable law and upon fair and reasonable terms which are not less favorable to the Borrower (or to its respective consolidated Subsidiary) than it would obtain in a similar transaction, within market terms, with a Person that is not an Affiliate of the Borrower.

(d)    Termination or Cancellation of Concession Title. Not to cancel or terminate the Concession Title.

(e)    Change of Control. To take any and all actions necessary or convenient to avoid a Change of Control from occurring.

FIFTEENTH.- Events of Default. If any of the events described below occurs (each one, an “Event of Default”), the Lender, by simple notice to the Borrower (i) may terminate the Authorized Loan Amount and its commitment to grant the Loan in favor of the Borrower pursuant to this Agreement, (ii) may declare the outstanding principal amount of any existing Loan, accrued and unpaid interests thereof, and all other amounts owed by the Borrower to the Lender pursuant to this Agreement and the Notes to be immediately due and payable, whereupon the same shall immediately become due and payable, without further requirements of notice, presentation, request, protesto or other notice of any nature whatsoever, which are hereby expressly waived by the Borrower, and (iii) shall be entitled to discuss the affairs, finances and accounts of the Borrower with the Borrower’s officers or directors and with its independent certified public accountants (to which legal representatives of the Borrower may attend and be present if so desired); provided, however, that if such event is an Event of Default described in items (b), (g), (h) and (i) below, then the Authorized Loan Amount and the Lender’s commitment to make the Loan in favor of the Borrower pursuant to this Agreement shall be automatically terminated, and the outstanding principal amount of the Loan made, the accrued unpaid interests thereof, and all other outstanding amounts payable pursuant to this Agreement and the Notes shall immediately become due and payable:

(a)    if the Borrower fails to pay any amount of principal and/or interest on the Loan as documented in the Notes, and such failure shall continue unremedied for a period of five (5) Business Days following its occurrence, or any other amount due pursuant to this Agreement and such failure shall continue unremedied for a period of ten (10) Business Days following its occurrence.

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(b)    if the Borrower uses or invests the proceeds of the Loan (in whole or in part) for a purpose other than the one set forth in Clause Third hereof; or

(c)    if any representation or warranty made by the Borrower pursuant to this Agreement or any other Loan Document or in any certificate or document furnished by the Borrower under or in connection with this Agreement or any such other Loan Document, shall prove to have been false, incorrect or inaccurate in any material respect and such circumstance shall continue unremedied for a period of thirty (30) calendar days after written notice to the Borrower from the Lender; or

(d)    if the Borrower fails to observe, comply or perform with any of the terms, agreements or obligations contained in Clause Thirteenth (Affirmative Covenants )and/or Clause Fourteenth (Negative Covenants) and/or Clause Seventeenth (Insurances) and/or Clause Eighteenth (Expropriation Proceeds) hereof and such circumstance shall continue unremedied for a period of ten (10) calendar days after written notice to the Borrower from the Lender (provided, however, that solely with respect to the Borrower’s failure to observe, comply with or perform any of the terms, agreements or obligations contained in Clause Thirteenth (Affirmative Covenants)  such  ten (10) calendar day period shall be extended for twenty (20) additional calendar days if: (i) such failure is not capable of being cured within such ten (10) calendar day period, (ii) the Borrower has undertaken reasonable actions to commence such cure within such ten (10) calendar day period and (iii) and only for so long as the Borrower is diligently pursuing such actions); or

(e)    if the Borrower fails to observe, comply or perform in any material respect with any of the terms, agreements or obligations contained in this Agreement, in the Notes or in any other Loan Document, that is not expressly included in any other item of this Clause, and such failure shall continue unremedied for a period of thirty (30) calendar days after written notice to the Borrower from the Lender; or

(f)    if (i) the Borrower defaults in the payment of any obligation or of any Indebtedness with an outstanding principal amount greater than US$50,000,000.00 (fifty million US Dollars) when due, whether at stated maturity, by acceleration or otherwise, and such default continues unremedied once the applicable grace period, if any, provided in the instrument or agreement documenting such Indebtedness, has elapsed; or (ii) the Lender or any of its wholly owned Subsidiaries is exercising any rights or remedies with respect to any defaults in the payment of or in the observance or performance of any other agreement, contract or instrument, whether now in effect or hereinafter entered into, between the Borrower and the Lender; or

(g)    if the Borrower admits in writing its inability to pay its debts as they became due, or makes a general assignment of assets in favor of its creditors, or if any concurso mercantil, insolvency, bankruptcy or similar proceeding is initiated by or against the Borrower, or if a procedure seeking liquidation, reorganization or other relief with respect to the Borrower or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official

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of the Borrower or any substantial part of its property; provided that with respect to involuntary proceedings initiated against the Borrower, an Event of Default shall exist to the extent that (i) such proceeding is not dismissed within a period of 90 (ninety) days following the commencement thereof; or (ii) Borrower has consented to such proceeding; or (iii) Borrower, its shareholders or any of their respective Affiliates have acted, in collusion or conspiracy with any third party, in connection with such concurso mercantil, bankruptcy, insolvency or similar proceeding; or

(h)    if a Governmental Authority or any Person (other than the Lender) (i) shall have condemned, nationalized, seized, expropriated or assumed the custody or control of (y) the Trust Assets (or any part thereof); and/or (z) all or a material portion of the assets of the Borrower; or (ii) replaces the management of the Borrower or limits in a substantial manner their ability to operate its businesses; or

(i)    if the Borrower or any creditor of the Borrower challenges the legality, validity or enforceability of this Agreement, the Notes, the Trust Agreement, or any other Loan Document; or

(j)    if a strike, labor claim or labor procedure is initiated against the Borrower that results in discontinuance of all railroad operations of the Borrower during a term equal to or greater than 90 (ninety) days; or

(k)    if the Concession Title shall cease to grant the Borrower the rights originally provided therein or the Concession Title shall be revoked or terminated, or

(l)    at any time after the execution and delivery thereof, the Borrower takes action to terminate the Trust Agreement.

SIXTEENTH.- Maintenance of Equipment; Marking of Equipment; Possession of Equipment; Casualty Occurrences.

(a)    Maintenance of Equipment. The Borrower, at its own cost and expense, shall service, use, operate, maintain, repair and keep each Unit (i) in good repair and operating condition, ordinary wear and tear excepted, (ii) in accordance with (a) prudent U.S. Class I railroad industry maintenance practices in existence from time to time and (b) manufacturer’s recommendations to the extent required to maintain such manufacturer’s warranties in effect with respect to such Unit, (iii) in a manner consistent with service, maintenance, overhaul and repair practices used by the Borrower in respect of equipment owned or leased by the Borrower similar in type to such Unit and without discrimination between owned and leased equipment and (iv) in compliance, in all respects, with Equipment Requirements

(b)    Marking of Equipment.    Borrower agrees that at or before the date hereof, the Borrower shall affix and maintain on each Unit the reporting mark, if any, and identification number listed in the Loan Agreement Supplement for such Unit and such other markings as from time to time may be required by law or to protect the interest of the Trustee and/or the

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Lender in such Units. In case any of such marks shall at any time be removed, defaced or destroyed before the termination of the Trust Agreement, the Borrower shall promptly cause the same to be restored or replaced. Borrower shall not change, or permit to be changed, the reporting mark of any of the Equipment at any time before the termination of the Trust Agreement (or any reporting mark which may have been substituted as herein provided) except in accordance with a statement of new reporting marks to be substituted therefor.

The Equipment may be lettered with the name, initials or insignia of the Borrower, or may be lettered in some other appropriate manner, for convenience of identification of the interest of the Borrower. The Borrower shall not allow the name of any other Person (different than the Borrower) to be placed on any of the Equipment.

(c)    Possession of Equipment. Subject to and in accordance with Section 3.01 of the Trust Agreement, the Borrower shall have possession of the Equipment as depository of the Trustee and may only use of the Equipment in the general operation of the Borrower’s or any of its Affiliate’s freight rail business upon lines of a railroad owned or operated by it or any such Affiliate, upon lines of a railroad over which the Borrower or any such Affiliate has trackage or other operating rights or over which railroad equipment of the Borrower or any such Affiliate is regularly operated pursuant to contract and on railroad lines of other railroads (including in connection with barge‑related rail transportation) in Mexico, the United States of America and Canada, in the usual interchange of traffic or in through or run‑through service and may permit other railroads that are subscribers to the Association of American Railroads to use of the Equipment upon lines of railroad of connecting and other carriers in the usual interchange of traffic or pursuant to through or run‑through agreements; provided that (i) the Borrower shall use the Equipment only for the purpose and in the manner for which it was designed and intended and in compliance, in all material respects, with the Loan Documents, all applicable laws, regulations and guidelines of any governmental body, the Association of American Railroads, the Federal Railroad Administration and the Secretaría de Comunicaciones y Transportes and their respective successors; (ii) nothing in this paragraph (c) shall limit the obligations of the Borrower acting as depositary of the Trustee pursuant to the Trust Agreement or applicable law, or shall be deemed to constitute permission by the Lender to any Person to take any action inconsistent with the terms and provisions of this Agreement or the other Loan Documents; and (iii) any Person that takes possession of any Unit as permitted in this paragraph (c) shall be subject and subordinate to the rights of, the Trustee under the Trust Agreement.

(d)    Casualty Occurrences. Whenever any Unit shall suffer a Casualty Occurrence, the Borrower shall within 30 (thirty) days after a Responsible Officer acquires knowledge or should have acquired knowledge of such Casualty Occurrence, give the Lender notice of such occurrence (such notice to include the amount, description, reporting marks and road numbers of all the Units of Equipment that have suffered a Casualty Occurrence) and of its election to exercise one of the following options (it being agreed that if the Borrower shall not have given notice of such election within such 30 (thirty) days after such actual or deemed knowledge, the Borrower shall be deemed to have elected to exercise the option set forth in the following

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clause (i)):

(i)
on the next Payment Date that is at least 10 (ten) Business Days after the giving of notice of the occurrence of the Casualty Occurrence, the Borrower shall transfer to the Lender immediately available funds in an amount equal to the amount set forth in paragraph (a) of Clause Sixth on such Payment Date pursuant to Clause Sixth hereof; or

(ii)
so long as (x) no Event of Default shall have occurred and be continuing, and, as promptly as practicable, and in any event on or before the next Payment Date that is at least 30 (thirty) Business Days after the giving of notice of the occurrence of the Casualty Occurrence, the Borrower shall convey to the Trustee a replacement Unit of similar type and capable of performing comparable function as the Replaced Unit with a current fair market value, utility, condition and remaining useful life at least equal to such Replaced Unit, assuming such Replaced Unit was in the condition and repair required by the terms hereof immediately prior to such Casualty Occurrence, together with any and all accessions, additions, improvements and replacements from time to time incorporated or installed in any item thereof (each a “Replacement Unit”); provided that, if the Borrower shall not perform its obligation to effect such replacement under this clause (ii) during the period of time provided herein, then the Borrower shall pay on the next succeeding Payment Date to the Lender the amounts specified in clause (i) above. Prior to or at the time of any such conveyance and as a condition to such replacement, the Borrower shall comply with the procedure and the other terms and conditions set forth in Section 5.02 of the Trust Agreement.

SEVENTEENTH.- Insurance.

(a)    Coverage. The Borrower will, at its own expense, cause to be carried and maintained (i) all risk property insurance in respect of the Units of Equipment and (ii) public liability insurance against loss or damage for personal injury, death or property damage suffered upon, in or about any premises occupied by the Borrower or occurring as a result of the use, maintenance or operation of the Units of Equipment, in such amounts, against such risks, with such insurance companies and with such terms (including co‑insurance, deductibles, limits of liability and loss payment provisions) as are customary under the Borrower’s risk management program and in keeping with risks assumed by U.S. Class I railroads generally. Notwithstanding the foregoing, all insurance coverage with respect to the Equipment required under this Agreement shall be comparable to, and no less favorable than, insurance coverage applicable to equipment owned or leased by the Borrower which is comparable to the Equipment. The Borrower shall diligently, at its own expense, make all proofs of loss and take all other steps necessary to collect the proceeds of such insurance.

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(b)    Certificate of Insurance. Borrower shall, on the date hereof furnish the Lender with a certificate issued by the insurer, by a United States based independent broker or by an independent insurance broker duly authorized by the Mexican National Insurance and Bonding Commission (Comisión Nacional de Seguros y Fianzas) appointing the Trustee as additional insured with respect to the public liability insurance and preferred loss payee (beneficiario preferente) in the insurance then maintained with respect to the Equipment described in Exhibit “G” hereto.

(c)    Trustee’s appointment. Such insurances shall name the Trustee as an additional insured with respect to the liability insurance and preferred and irrevocable loss payee (beneficiario preferente irrevocable) and the Lender’s interest shall be clearly stated by the corresponding certificate of insurance in form and substance satisfactory to the Lender.

(d)    Provisions in the insurances. Any insurance maintained pursuant to this Clause shall (i) provide insurer’s waiver of its right of subrogation with respect to public liability insurance and all risk property insurance, set‑off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability against any additional insured except for claims as shall arise from the willful misconduct or gross negligence of such additional insured, (ii) to the extent reasonably commercially available, provide that such all risk property insurance as to the interest of the Trustee shall not be invalidated by any action or inaction of the Borrower or any other Person (other than such claimant), regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Borrower or any other Person (other than such claimant), and (iii) provide that all such insurance is primary without right of contribution from any other insurance which might otherwise be maintained by the Lender and shall expressly provide a severability of interest clause.

(e)    Insurance Policies; Certificates of Insurance. All the insurance policies and endorsements, if any, referred to above shall be paid and shall contain the provisions, maturity dates, and comply with all other requirements set forth herein. The endorsements (if any) and certificates of insurance issued by the insurance company or by its authorized agent, shall be delivered to the Lender. In case that the Borrower fails to maintain any of the insurance referred to above and/or to pay the insurance premium that are due and payable with respect thereto, or if any policy is canceled before the Secured Obligations have been satisfied in full pursuant to the terms provided herein, the same shall constitute an Event of Default and, in addition to other remedies hereunder or at law, the Lender reserves the right, but shall not have the obligation, to obtain or cause to be obtained, such insurance and/or renewal or replacement insurance policies, as the case may be, in which case Borrower, upon prior request from the Lender, shall forthwith reimburse Lender all expenses incurred in such regard, together with interest at the Interest Rate from the date incurred and until such amount is paid in full.

(f)    Renewals and Replacement of Policies. The Borrower shall deliver to the Lender a certificate of insurance issued by the insurance company of the renewals or replacements of

CGCAE 182428.v7 09/06/11

the insurance policies referred to, at each policy renewal or replacement, but not less than annually.

(g)    Transfers. In the event of the foreclosure or other transfer of the title to the Trust Assets, all right, title and interest in and to any insurance policy, Insurance Proceeds, or other payments in satisfaction of claims or any other rights under such insurance policies and any other insurance policies covering the Trust Assets shall, to the extent permitted by applicable law, pass to the transferee thereof.

(h)    Proceeds of Insurance. The Insurance Proceeds of any insurance or proceeds constituting third‑party payments for damages or a Casualty Occurrence with respect to any Unit (including any Association of American Railroads interline settlements) shall be delivered to and maintained by the Trustee in accordance with the provisions of the Trust Agreement, except if no Event of Default shall have occurred and be continuing and the Borrower has paid the Lender and/or the Trustee the amounts related to any such Units, in which case, the Insurance Proceeds or proceeds constituting third‑party payments for damages or a Casualty Occurrence with respect to such Units shall be delivered by the insurer to the Borrower.

EIGHTEENTH.- Expropriation Proceeds.

(a)    The Borrower shall give prompt written notice to the Lender with respect to (but in any event no later than on the third Business Day immediately following the date on which a Responsible Officer acquires knowledge or should acquire knowledge of) the commencement of any proceeding by any Governmental Authority with the purpose of expropriating, condemning or acquiring, all or any portion of the Equipment (an “Expropriation”), which notice shall describe the nature and cause of such proceeding, and the scope of the same. The Lender may participate at the Borrower’s expense, in such proceeding, for which purpose Borrower shall grant and deliver to the Lender all documents that may be necessary or that may be required by the Lender, in order to make effective such participation. The Borrower irrevocably agrees that, without the prior written consent of the Lender, (1) Borrower will not agree on an indemnity or compensation amount for the Expropriation, and (2) Borrower will not take or omit any action that results in the determination of the indemnity or compensation for the Expropriation. All indemnities and compensations arising from or relating to an Expropriation, as well as the income derived from the purchase of any portion of the Equipment in substitution of the Expropriation (jointly, the “Expropriation Proceeds”), shall belong to the Trustee for the benefit of the Lender and, therefore, shall be paid directly to the respective trust account.

(b)    In the event that the conditions for the disbursement of Expropriation Proceeds have not been met by the Borrower pursuant to the provisions of this Agreement, then in addition to all of the rights, remedies and/or actions of the Lender pursuant to this Agreement and/or applicable law, the Lender shall be entitled to apply the Expropriation Proceeds to reduce the Secured Obligations in such order as the Lender may determine in its sole discretion, as well as to immediately declare due and payable the principal outstanding balance of the

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Loan, accrued and unpaid interest, and all the other sums payable pursuant to this Agreement and the Notes, in which case, the principal outstanding balance of the Loan, accrued and unpaid interest and all other sums due by the Borrower to the Lender pursuant to this Agreement and the Notes, shall be due and immediately payable. Once all the Secured Obligations have been duly and legally satisfied, complied, paid and irreversibly liquidated in full pursuant to the terms of this Agreement, the Lender shall deliver to the Borrower the remaining amounts, if any, of the Expropriation Proceeds.

(c)    In the event the Expropriation only refers to part of the Equipment, then the Expropriation Proceeds shall be applied to prepay the Loan in accordance with the provisions set forth in Clause Sixth hereof.

NINETEENTH.- Indemnity.

(a)    Indemnity. The Borrower hereby unconditionally agrees to indemnify, defend and hold the Lender and its directors, managers, officers, employees, counsel and agents (each an “Indemnified Person”), harmless from and against any and all claims, actions, liabilities, obligations, losses, damages, penalties, costs and expenses (including reasonable and documented attorneys’ fees and disbursements) of whatsoever kind or nature (each a “Claim”), resulting from or arising out of or related to (whether or not such Indemnified Person shall be indemnified as to such Claim by any other Person), (i) this Agreement or any of the transactions contemplated hereby and thereby or resulting herefrom or therefrom and the enforcement thereof and hereof; (ii) the ownership, lease, operation, possession, modification, use, non‑use, maintenance, sublease, financing, substitution, control, repair, storage, alteration, violation of law with respect to any Unit (including applicable securities laws and environmental law), transfer or other disposition of any Unit, overhaul, testing or registration of any Unit (including, without limitation, injury, death or property damage of passengers, shippers or others, and environmental control, noise and pollution regulations); (iii) the manufacture, design, purchase, acceptance, rejection, delivery, non-delivery or condition of any Unit (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement); (iv) any breach of or failure by the Borrower to perform or observe, or any other non‑compliance with, any covenant, condition or agreement to be performed by, or other obligation of, the Borrower under this Agreement or the other Loan Documents, or the falsity when made of any representation or warranty of the Borrower in this Agreement, the other Loan Documents or in any document or certificate delivered in connection herewith or therewith; and (v) the levy, retention, withholding, deduction, payment or charge of any and all Taxes (subject to the provisions set forth in Clause Ninth hereof).

(b)    Claims Excluded. The Borrower shall not have the obligation to indemnify Claims to the extent attributable to the gross negligence, willful misconduct, or fraud of any particular Indemnified Person (other than gross negligence or willful misconduct imputed as a matter of law to such Indemnified Person solely by reason of its interest in the Equipment), if and as determined in a final, non-appealable judgment of a court of competent jurisdiction.

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(c)    Claims Procedure. An Indemnified Person shall, upon becoming aware of any Claim for which indemnification is sought, promptly notify the Borrower in writing of such Claim; provided, however, that, failure to give such notice shall not release the Borrower from any of its obligations under this Clause. Subject to the rights of insurers under policies of insurance maintained by the Borrower, the Borrower shall have the right in each case at the Borrower’s sole expense to investigate, and the right in its sole discretion to defend or compromise, any Claim for which indemnification is sought under this Clause and the Indemnified Person shall cooperate, at the Borrower’s expense, with all reasonable requests of the Borrower in connection therewith; provided that no right to defend or compromise such Claim shall exist on the part of the Borrower with respect to any Indemnified Person if (1) an Event of Default shall have occurred or (2) such Claim would entail a risk to the Lender of any criminal liability, regulatory sanction or civil liability or (3) the interests of the Lender and the Borrower are in conflict with one another; provided, further, that no right to compromise or settle such Claim shall exist unless the Borrower agrees in writing to pay the amount of such settlement or compromise, and, in connection with the settlement obtains a full release of the Lender and the Trustee without admission of liability. In any case in which any action, suit or proceeding is brought against any Indemnified Person in connection with any Claim, the Borrower shall, upon such Indemnified Person’s request, at the Borrower’s expense resist and defend such action, suit or proceeding, or cause the same to be resisted or defended by counsel selected by the Borrower and acceptable to such Indemnified Person and, in the event of any failure by the Borrower to do so, the Borrower shall pay all reasonable and documented costs and expenses (including, without limitation, attorneys’ fees and expenses) incurred by such Indemnified Person in connection with such action, suit or proceeding. Subject to the requirements of any policy of insurance, an Indemnified Person may participate at its own expense in any judicial proceeding controlled by the Borrower pursuant to the preceding provisions; provided that such party’s participation does not, in the opinion of the independent counsel appointed by the Borrower or its insurers to conduct such proceedings, interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this paragraph (c). Nothing contained in this paragraph (c) shall be deemed to require an Indemnified Person to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto.

(d)    Subrogation. If a Claim indemnified by the Borrower under this Clause is paid by the Borrower and/or an insurer under a policy of insurance maintained by the Borrower, the Borrower and/or such insurer, as the case may be, shall be subrogated to the extent of such payment to the rights and remedies of the Indemnified Person (other than under insurance policies maintained by such Indemnified Person) on whose behalf such Claim was paid with respect to the transaction or event giving rise to such Claim. So long as no Event of Default shall have occurred and be continuing, should an Indemnified Person receive any refund, in whole or in part, with respect to any Claim paid by the Borrower hereunder, it shall promptly pay over the amount refunded (but not in excess of the amount the Borrower or any of its insurers has paid in respect of such Claim paid or payable by such Indemnified Person on account of such refund) to the Borrower.

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(e)    The obligations of the Borrower pursuant to this Clause shall remain in full force and effect for a period of 3 (three) years following the termination of this Agreement.

TWENTIETH.- Assignment.

(a)    This Agreement (i) shall be binding upon and inure to the benefit of the Borrower and the Lender as well as their successors and permitted assigns.

(b)    The Borrower may not assign any of its rights or obligations hereunder without the prior written consent of the Lender.

(c)    The Lender may assign or discount at any time its rights and obligations under this Agreement along with one or more Notes (including prior to maturity), to any Person that is not a direct competitor of the Borrower; provided, that the Borrower shall not be required to indemnify any assignee of the Lender for withholding taxes in excess of those applicable on the date hereof to foreign financial institutions that are registered with the Ministry of Finance and Public Credit (Secretaría de Hacienda y Crédito Público) which registration grants a preferred income tax withholding rate over interest not exceeding 4.9%.

In the event that the Lender carries out an assignment pursuant to this Clause, the assignee shall assume the rights and benefits of the Lender in connection with the rights and obligations that were assigned, as if it were the original the Lender under the terms of this Agreement, the Borrower shall reasonably cooperate with the Lender, at the Lender’s expense, in connection with any such assignment or discount. To the extent the assignee or endorsee of the Note requests the issuance of a new note, the Borrower shall issue such new note against the delivery of the cancelled Note.

TWENTY FIRST.- Miscellaneous.

(a)    Term; Survival. This Agreement shall remain in full force and effect until all of the Secured Obligations and any and all other amounts due under the Loan Documents have been duly and legally satisfied, paid and indefeasibly discharged in full, to the satisfaction of the Lender.

The obligations set forth in Clauses Nineteenth and Twenty First paragraph (b) of this Agreement, shall survive for a period of 3 (three) years following the termination of this Agreement and inure to the benefit of any Person that at any time held a right thereunder (as an Indemnified Person or otherwise) and, thereafter, its successors and assigns.

The obligations set forth in Clause Ninth of this Agreement, shall survive for a period of 5 (five) years following the termination of this Agreement and inure to the benefit of any Person that at any time held a right thereunder (as an Indemnified Person or otherwise) and, thereafter, its successors and assigns.

CGCAE 182428.v7 09/06/11

(b)    Costs and Expenses. The Borrower unconditionally agrees to pay any and all documented costs and expenses incurred in connection with the preparation, execution, registration, perfection, modification and administration of this Agreement and the other Loan Documents (including without limitation the Trustee fees payable with respect to the Trust), as well as by any act or document carried out, prepared, executed or notified pursuant to this Agreement except as otherwise set forth herein, including without limitation, documented fees and expenses of the legal advisors of the Lender. In addition, the Borrower unconditionally agrees to pay, at the request of the Lender, the losses, costs expenses, litigation costs, damages and lost profits in connection with the foreclosure (whether by means of negotiation, recuperation, legal proceeding or in any other manner) of this Agreement and the Notes or any other Loan Document.

(c)    Lender’s Right to Perform the Borrower’s Obligations. The Borrower agrees that, if the Borrower fails to perform any act or to pay any money which the Borrower is required to perform or pay under any of the Loan Documents, the Lender may, at the cost and expense of the Borrower, make the payment or, perform the act in its own name or, to the extent permitted by applicable law, in the Borrower’s name. Any money paid by the Lender pursuant to the provisions of this paragraph (c) shall be reimbursed to the Lender in accordance with paragraph (d) below.

(d)    Lender Reimbursement. All payments made, or funds expended or advanced by the Lender pursuant to the provisions of any of the Loan Documents , shall (i) become a part of the Secured Obligations; (ii) bear interest at the Interest Rate from the date such payments are made or funds expended or advanced; (iii) become due and payable by the Borrower within 5 (five) days after receipt or written demand for such amounts; and (iv) bear interest at the Default Rate from the date that follows such 5-day period until payment in full.

(e)    Set-Off. In the event that:

(i)
on any date on which the Borrower is required to pay the Lender any amounts pursuant to this Agreement as evidenced by the Notes, whether for principal, interest or any other concept, the Borrower fails to pay the Lender any such amount in full; or

(ii)	an Event of Default occurs and the applicable grace period has elapsed and the principal amount of the Loan has been declared due,

then, the Borrower, to the extent permitted by applicable law, hereby irrevocably authorizes and empowers the Lender to set-off against any indebtedness of any nature that the Borrower has with the Lender, up to an amount equal to the amount not paid to the Lender, in case of item (i) above, and to the total amount of the outstanding principal amount of the Loan, plus interest and accessories, in case of item (ii) above, without requiring any notice, request or claim thereof. The Lender shall, as soon as possible, notify the Borrower of any charge or set-off performs as permitted in this item (d), provided that the failure to give such notice shall

CGCAE 182428.v7 09/06/11

not affect the validity of such charge and set-off. The rights of the Lender contained in this item (d) are in addition to any other rights (including other set-off rights) that the Lender has or may have pursuant to this Agreement, the other Loan Documents and/or applicable law.

The Borrower shall not set-off against any indebtedness of any nature that the Lender may have with the Borrower, including without limitation the Loan or this Agreement.

(f)    Amendments; No Waiver; Cumulative Remedies. No modification of any term or condition under this Agreement shall be effective unless approved by the parties in writing; no consent or waiver in connection with any of such terms or conditions, shall be effective unless approved by the Lender in writing. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

No failure to exercise and no delay in exercising, on the part of the Lender any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law, to the extent they do not contravene such law.

(g)    Notices. Unless otherwise expressly provided herein, all notices, communications and notifications among the parties shall be in writing and be delivered: (i) personally, return receipt requested; (ii) by courier delivery, return receipt requested; or (iii) by facsimile followed by courier or personal delivery, return receipt requested. All notices, communications and notifications shall be served at the following addresses and facsimile numbers, and shall become effective upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such courier service:

If to the Borrower:

Kansas City Southern de México, S.A. de C.V.
Montes Urales #625
Col. Lomas de Chapultepec
C.P., 11000 Mexico, DF
Attention: Director Jurídico Ejecutivo
Facsimile No.:
Telephone No.:
E-mail:

with a copy to:
in the case of mail delivery
Kansas City Southern
P.O. Box 219335

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Kansas City, MO 64121‑9335,
Attention: Treasurer
Facsimile No.:
Telephone No.:
E-mail:

in the case of courier and similar delivery
Kansas City Southern
427 West 12th Street
Kansas City, MO 64105
Attention: Treasurer
Facsimile No.:
Telephone No.:

Attention: Senior Vice President & General Counsel,
Facsimile No.:
Telephone No.:

If to the Lender:

General Electric Capital Corporation
161 North Clark Street
Chicago, Illinois, 60601
United States of America
Attn:  Chief Risk Officer, Rail Services
Facsimile:
Telephone:
E-mail:

As long as any party hereto has not notified the other parties (pursuant to this paragraph (f)) of a change in such party’s address, the notices, communications and notifications will be effective when delivered at such party’s address stated above or at the latest address notified in writing to the other parties pursuant to this paragraph (f).

(h)    Exhibits and Headings. All Exhibits and other documents attached hereto or to which reference is made herein are hereby incorporated by reference into, and shall be deemed a part of, this Agreement. The captions and headings contained in this Agreement are for convenience only and shall in no way define, limit or describe the scope or intent (or otherwise affect the interpretation) of any provision of this Agreement.

(i)    Judgment Currency. The obligations in respect of any sum due to the Lender hereunder or under any other Loan Document shall, to the extent permitted by applicable law, notwithstanding any judgment expressed in a currency other than US Dollars, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged

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to be so due in such other currency, the Lender may in accordance with normal banking procedures purchase US Dollars with such other currency. If the amount of US Dollars so purchased is less than the sum originally due to the Lender, the Borrower agrees, to the fullest extent they may legally do so, and as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such resulting loss.

(j)    Acts of God. The Borrower agrees to comply fully with the obligations assumed hereunder, even in the event of acts of God or force majeure and hereby expressly agree and assume this liability in accordance with article 2111 of the Federal Civil Code and the correlative articles of the Civil Codes of any state of Mexico.

(k)    Exchange of Information. The Borrower hereby expressly authorizes the Lender to dispose, transfer, report or share all Confidential Information exclusively with any entities, corporations, main offices and other Affiliates and subsidiaries that form a part of the financial group of General Electric Company in Mexico and abroad, in connection with any processes, approvals, monitoring, statistical evaluations, financial projections, internal reports, due diligence and any other related procedures. For purpose of this Clause, the term “Confidential Information” includes reports, communications or financial and/or commercial information or data of the Borrower which has been revealed or provided to or which may be hereinafter provided or revealed to the Lender by the Borrower, this Agreement or any Loan Document or any other information related to the Borrower previously obtained or developed or to be obtained and/or developed by the Lender in connection with this Agreement or any other Loan Document, or with the granting, operation, management and fulfillment of the Loan, including any information or report from the Borrower that the Lender has obtained or may obtain from any third party or credit rating agency that the Lender considers necessary to obtain in connection with this Agreement or any other Loan Document.

(l)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(m)    Entire Agreement; Severability. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto.

If any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

(n)    Governing Law; Jurisdiction. For all matters relating to the interpretation and fulfillment of this Agreement, the parties hereto expressly and irrevocably submit to the

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applicable laws of Mexico, and to the jurisdiction of the competent courts sitting in Mexico, Federal District, Mexico, and the parties hereby expressly and irrevocably waive all rights to any other jurisdiction to which they may be entitled to by reason of their present or future domiciles, the location of their assets or for any other reason.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as September 1st, 2011.

The Borrower:

KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V.

By:
Name: Rodrigo Flores León
Title: Attorney-in-Fact

The Lender

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name; Mercedes Haddad Arámburo
Title: Attorney-in-Fact

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Exhibit “A”
Loan Agreement (_______)
List of Initial Equipment

Count	Old Mark	Old Number	New Mark	New Number
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15

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Exhibit “B”
Loan Agreement (_______)
Form of Loan Agreement Supplement

Loan Agreement Supplement No. [__]

Loan Agreement Supplement No. [__] (this “Supplement”), dated [_____], entered into by and between General Electric Capital Corporation, as lender (the “Lender”) and Kansas City Southern de México, S.A. de C.V., as borrower (the “Borrower”), in accordance with the following Recitals, Representations and Warranties and Clauses. Capitalized terms used and not otherwise defined herein shall have the meaning assigned to such terms in the Loan Agreement (as defined below).

Recitals

I.    Loan Agreement. On September 1st, 2011 the Lender and the Borrower, entered into a Loan Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) by means of which the Lender agreed to grant a loan to the Borrower for a total principal amount of up to US $91,107,647.64 (ninety one million one hundred seven thousand six hundred forty seven Dollars 64/100) (the “Loan”), in several Advances.

II.    Loan Agreement Supplement. Pursuant to the Loan Agreement, on each Additional Disbursement Date or any other date in which any Replacement Unit is subjected to the Loan Agreement, among other things, the Borrower and the Lender shall enter into a Loan Agreement Supplement which shall describe the [Additional Equipment] [Replacement Units] being assigned to the Trustee by means of a Contribution Agreement.

Representations and Warranties

I.	The Borrower hereby represents and warrants, through attorney-in-fact, that:

(a)
it acknowledges and agrees that the Representations and Warranties of the Borrower set forth in the Loan Agreement are true, accurate and correct on the date hereof, and are incorporated herein by this reference; and

(b)
the individual executing this Supplement in the name and on behalf of the Borrower has all necessary powers and authorities, as well as all corporate authorizations to validly execute this Loan Agreement Supplement on its behalf and to validly bind the Borrower pursuant to the terms hereof, as evidenced in public deed number [_____], dated [_____] [___], [_____], granted before Mr. [________], Notary Public number [______] of the [__________], which first counterpart (testimonio) thereof has been filed for registration with the Public Registry of Commerce of the [_____________], and that such powers, authorities and corporate authorizations have not been revoked, modified or limited in any way to this date.

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II.    The Lender hereby represents through its legal representative that:

(a)	it is a corporation duly organized and validly existing under the laws of Delaware; and

(b)
the individual executing this Loan Agreement Supplement on the Lender’s behalf has sufficient powers and authorities, as well as the necessary corporate authority to validly execute and deliver this Loan Agreement Supplement on its behalf and to validly bind the Lender pursuant to the terms hereof, as evidenced in public deed number 64,186, dated July 7, 2011, granted before Mr. Roberto Núñez y Bandera, Notary Public number 1 of the Federal District, and that such powers, authorities and corporate authorizations have not been revoked, modified or limited in any way to this date.

NOW, THEREFORE, based on the Recitals, Representations and Warranties contained herein, the parties hereto agree as follows:

Clauses

First.- Exhibit A to the Loan Agreement. The parties hereby acknowledge and agree that, effective as of the date hereof, Schedule I hereto shall supplement and constitute an integral part of Exhibit “A” to the Loan Agreement and that any and all references to Exhibit “A” of the Loan Agreement shall be deemed to include Schedule I hereto.

Second.- One Agreement. The Loan Agreement, this Supplement and any other Loan Agreement Supplement constitute one sole agreement among the parties. The parties hereby agree that all references to the Loan Agreement in the Loan Agreement or in any other Loan Document shall be deemed a collective reference to the Loan Agreement, this Supplement, and any other Loan Agreement Supplement, in each case, as amended, amended and restated, supplemented or otherwise modified from time to time. Except as expressly provided hereunder, the Loan Agreement shall remain in full force and effect and without any amendment whatsoever, and none of the terms of this Supplement shall be interpreted or construed as (i) a novation of any of the Loan Documents or of any other obligation assumed by the Borrower under any Loan Document, or (ii) a modification or release of any security granted by the Borrower pursuant to any Loan Document.

Third.- Governing Law; Jurisdiction. For all matters relating to the interpretation and fulfillment of this Supplement, the parties hereto expressly and irrevocably submit to the applicable laws of Mexico, and to the jurisdiction of the competent courts sitting in Mexico, Federal District, Mexico, and the parties hereby expressly and irrevocably waive all rights to any other jurisdiction to which they may be entitled to by reason of their present or future domiciles, the location of their assets or for any other reason.

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and delivered by their proper and duly authorized officers as [______________] [__], 20[__].

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The Borrower:

KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V.

By:_______________________________
Name:[_______________]
Title: Attorney-in-Fact

The Lender:

GENERAL ELECTRIC CAPITAL CORPORATION

By:_______________________________
Name:[_______________]
Title: Attorney-in-Fact

CGCAE 185237.v2 15/06/11

Schedule 1
to the Loan Agreement Supplement No. [_____]
List of [Additional Equipment] [Replacement Units]

[Additional Equipment] [Replacement Units	Equipment Cost	Reporting Marks

Equipment that forms part of the Trust Estate, after giving effect to the Contribution Agreement, and, as the case may be, the Release Instrument (as such term is defined in the Trust Agreement).

Equipment	Quantity	Equipment Cost per Unit	Reporting Marks

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Exhibit “C”
Loan Agreement (________)
Form of Note

PROMISSORY NOTE
U.S. $[____] Dollars

Non-Negotiable Promissory Note US$ [____________].00 DOLLARS	Pagaré No Negociable EU$ [____________].00 DÓLARES
FOR VALUE RECEIVED, the undersigned Kansas City Southern de México, S.A. de C.V., (the “Undersigned”), a sociedad anónima de capital variable duly organized and validly existing under the laws of the United Mexican States (“Mexico”), by this Promissory Note (the “Promissory Note”) unconditionally, promises to pay to the order of General Electric Capital Corporation (the “Lender”), at the Lender’s bank account number _____, ABA number _______, in the name of the Lender with Deutsche Bank Trust Company Americas, SWIFT Code: BKTRUS 33, GE Transportation Finance, Inc. (the “Lender’s Account”), the principal amount of US$[____________].00 ([____________] dollars 00/100) legal currency of the United States of America (“Dollars”), which amount shall be payable in 38 (thirty eight) quarterly and consecutive installments, with successive maturities, for the amounts and on the dates (each, a “Payment Date”) specified in the following schedule (the “Payment Schedule”):

POR VALOR RECIBIDO, la suscrita Kansas City Southern de México, S.A. de C.V., (la “Suscrita”), una sociedad anónima de capital variable debidamente constituida y válidamente existente de conformidad con las leyes de los Estados Unidos Mexicanos (“México”), por medio de este Pagaré (el “Pagaré”) promete incondicionalmente pagar a la orden de General Electric Capital Corporation (el “Acreedor”), en la cuenta del Acreedor número ______, ABA número _______, a nombre del Acreedor con Deutsche Bank Trust Company Americas, Código SWIFT: BKTRUS 33, GE Transportation Finance, Inc. (la “Cuenta del Acreedor”), el monto principal de EU$[____________].00 ([____________] dólares 00/100) moneda de curso legal de los Estados Unidos de América (“Dólares”), cuyo monto será pagado en 38 (treinta y ocho) amortizaciones trimestrales, consecutivas y con vencimientos sucesivos, por las cantidades y en las fechas (cada una, una “Fecha de Amortización”) que se establecen en el siguiente calendario (el “Calendario de Pagos”):

(Day/Month/Year)/ (Día/Mes/Año)	Amount of Principal Due/Monto de Principal Pagadero	Interest Due/Monto de Intereses Pagadero	Remaining Principal/Monto de Principal Remanente
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares

CGCAE 185237.v2 15/06/11

[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares

CGCAE 185237.v2 15/06/11

[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares
[_]/[___]/200[__]	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares	US$/EU$[________] Dollars/Dólares

CGCAE 185237.v2 15/06/11

The Undersigned extends the period of presentment for payment of this Promissory Note until [to include date that is 2 years following the last scheduled payment date], in terms of Article 128 of the Mexican General Law of Negotiable Instruments and Credit Transactions.

La Suscrita extiende el plazo para la presentación para pago de este Pagaré hasta el día [to include date that is 2 years following the last scheduled payment date], en términos del Artículo 128 de la Ley General de Títulos y Operaciones de Crédito.

The obligation of the Undersigned to repay the principal of this Promissory Note, together with interest accrued thereon and all other amounts payable hereunder shall be dischargeable only by payment in Dollars, outside of the territory of Mexico, as set forth in this Promissory Note.

La obligación de la Suscrita de pagar el principal de este Pagaré, junto con los intereses devengados y cualesquiera otros montos pagaderos bajo el mismo será cumplida exclusivamente mediante el pago en Dólares, fuera del territorio de México, en los términos previstos en este Pagaré.

The Undersigned also unconditionally promises to pay, from the date hereof until the date on which the outstanding principal amount due hereunder is paid in full, on each Payment Date, interest on the outstanding principal amount of this Promissory Note, during each Interest Period (as defined below) with respect thereto at a rate per annum equal to 9.31% (nine point thirty one percentage points, the “Interest Rate”). Interest shall be payable in arrears on each Interest Payment Date).

La Suscrita además promete incondicionalmente pagar, a partir de la fecha de este Pagaré y hasta la fecha en que el monto principal insoluto de este Pagaré sea pagado en su totalidad, en cada Fecha de Pago, intereses sobre el monto principal insoluto de este Pagaré durante cada Periodo de Intereses (según dicho término se define más adelante), a una tasa anual equivalente a 9.31% (nueve punto treinta y un puntos porcentuales, la “Tasa de Interés”). Los intereses serán pagados conforme venzan en cada Fecha de Pago de Intereses.

CGCAE 185237.v2 15/06/11

The Undersigned also unconditionally promises to pay overdue interest in respect of the aggregate outstanding principal amount of this Promissory Note, from the date of any Payment Default (as hereinafter defined) of the principal amount or interest due hereunder, until the date on which the outstanding principal amount hereof is paid in full, at a rate per annum equal to the sum of (i) the Interest Rate; plus (ii) 3% (three percentage points), which interest shall be payable on demand.

La Suscrita además promete incondicionalmente pagar intereses moratorios sobre la totalidad del monto principal insoluto de este Pagaré, a partir de la fecha de Incumplimiento de Pago (según dicho término se define más adelante) del monto principal o de los intereses de este Pagaré conforme a lo previsto en el mismo, y hasta la fecha en que el monto principal insoluto de este Pagaré sea pagado en su totalidad, a una tasa anual equivalente a la suma de (i) la Tasa de Interés; más (ii) 3% (tres puntos porcentuales), cuyos intereses serán pagaderos a la vista.

All interest hereunder shall be calculated on the basis of a 360 (three hundred and sixty)-day year for 30-day months.	Todos los intereses conforme a este Pagaré se calcularán sobre la base de año de 360 (trescientos sesenta) días con meses de 30 días.

As used in this Promissory Note, the following terms have the meanings specified below:	Según se utilizan en este Pagaré, los siguientes términos tienen los siguientes significados:

“Business Day” means any day except Saturday, Sunday and any other day in which the principal office of commercial banks located in New York City, New York, Chicago, Illinois, United States of America or Mexico City, Federal District, Mexico, are authorized or required by law to remain closed.

“Día Hábil” significa cualquier día que no sea un sábado, domingo o cualquier otro día en el que las oficinas principales de bancos comerciales en la Ciudad de Nueva York, Nueva York, Chicago, Illinois, Estados Unidos de América o Ciudad de México, México, estén autorizadas o requeridas por ley, regulación o decreto a permanecer cerradas.

“Governmental Authority” means any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any individual or entity with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or quasi-governmental issues (including any court).

“Autoridad Gubernamental” significa cualquier gobierno nacional o federal, cualquier estado u otra subdivisión política regional o local, con jurisdicción y cualquier individuo o entidad que ejercite facultades o funciones ejecutivas, legislativas, judiciales o administrativas de o pertenecientes a asuntos de gobierno o cuasi-gubernamentales (incluyendo cualquier corte).

CGCAE 185237.v2 15/06/11

“Interest Period” means, (a) initially, the period commencing on the date hereof and ending on September 15, 2011; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period and ending on the numerically corresponding day in the calendar month that is 3 (three) months thereafter; provided that no Interest Period shall extend past the Maturity Date.

“Periodo de Intereses” significa (a) inicialmente, el periodo que inicie en la fecha de suscripción de este Pagaré y que termine el día 15 de septiembre de 2011; y (b) posteriormente, cada periodo que inicie el último día del Periodo de Intereses inmediato anterior y y que termine el día que caiga 3 (tres) meses calendario siguientes; en el entendido, que ningún Periodo de Intereses terminará después de la Fecha de Vencimiento.

“Maturity Date” means December 15, 2020, which is the last Payment Date set forth in the Payment Schedule of this Promissory Note.	“Fecha de Vencimiento” significa el 15 de diciembre de 2020, que es la última Fecha de Amortización prevista en el Calendario de Pagos de este Pagaré.

“Payment Default” means the failure of the Undersigned to pay any installment of principal, interest or principal and interest pursuant to this Promissory Note, on the corresponding due date of such payment as provided herein.

“Incumplimiento de Pago” significa el incumplimiento de la Suscrita de pagar cualquier amortización de principal o intereses, o de principal e intereses conforme al presente Pagaré, en la respectiva fecha de pago conforme a lo previsto en el presente Pagaré.

All payments to be made by the Undersigned hereunder whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim, and shall be made prior to 12:00 p.m., New York City time on the due dates specified herein, in Dollars and in immediately available funds, at the Lender’s Account or such other account or place outside Mexico indicated in writing by the holder of this Promissory Note. The Undersigned agrees to reimburse upon demand, in like manner and funds, all losses, costs and expenses of the holder hereof, if any, incurred in connection with the enforcement of this Promissory Note (including, without limitation, all legal costs and expenses).

Todos los pagos que deba hacer la Suscrita conforme a este Pagaré, ya sea por concepto de principal, interés, cuota o por cualquier otro concepto, serán efectuados, sin compensación deducción o defensa alguna, antes de las 12:00 p.m., hora de la ciudad de Nueva York, en las fechas de pago previstas en el mismo, en Dólares y en fondos inmediatamente disponibles, en la Cuenta del Acreedor o en cualquier otra cuenta o lugar fuera de México que indique por escrito el tenedor de este Pagaré. La Suscrita conviene en rembolsar a la vista, en la misma forma y fondos, cualesquier pérdidas, costos y gastos del tenedor de este Pagaré, en su caso, incurridos en relación con cualquier procedimiento de cobro del presente Pagaré (incluyendo, sin limitación, todos los costos y gastos legales).

CGCAE 185237.v2 15/06/11

All payments made by the Undersigned pursuant to this Promissory Note shall be made free and clear of, and without any deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, levied, collected, withheld or assessed by any governmental authority of any jurisdiction (the “Taxes”). If any such Taxes, are required to be withheld from any amounts payable to the holder hereof, the amounts so payable shall be increased to the extent necessary to yield to the holder of this Promissory Note (after payment of the Taxes) the interest or any such other amounts payable hereunder at the interest rates or in the amounts specified in this Promissory Note.

Todos los pagos hechos por la Suscrita bajo este Pagaré se harán libres de y sin deducción o retención por, o a cuenta de, cualquier ingreso presente o futuro, impuesto de timbre u otros impuestos, derechos, cargas, cuotas, deducciones o retenciones, determinados, impuestos, cobrados, o retenidos por cualquier Autoridad Gubernamental de cualquier jurisdicción (“Impuestos”). Si cualesquiera de dichos Impuestos son retenidos de cualesquiera cantidades pagaderas al tenedor de este Pagaré, las cantidades pagaderas al tenedor de este Pagaré serán incrementadas en lo necesario para que dicho tenedor reciba (después del pago de la totalidad de dichos Impuestos) los intereses o todas aquellas otras cantidades pagaderas a las tasas de interés y en las cantidades especificadas en este Pagaré.

If any Payment Date under this Promissory Note shall be a day that is not a Business Day, such Payment Date will be extended to the next succeeding Business Day; provided that no extension of any payment of principal and/or interest pursuant to the preceding sentence shall affect or otherwise modify the Interest Period applicable to any such payment.

En caso que cualquier Fecha de Amortización bajo este Pagaré no sea un Día Hábil, dicha Fecha de Amortización se extenderá al Día Hábil inmediato siguiente; en el entendido que ninguna extensión de pago de principal y/o intereses conforme a la oración anterior afectará o de cualquier otra forma modificará el Periodo de Intereses aplicable a cualesquiera de dichos pagos.

For everything related to this Promissory Note, the Undersigned designates the following as its domicile: [__________]	Para todo lo relacionado con este Pagaré, la Suscrita designa como su domicilio: [__________].

For everything related to the interpretation and fulfillment of this Promissory Note, the Undersigned and the holder of this Promissory Note hereby expressly and irrevocably submit to the applicable laws of Mexico, and to the jurisdiction of the competent courts of Mexico City, Mexico, and hereby expressly and irrevocably waive any other jurisdiction to which they may now or hereafter be entitled to by reason of their present or any future domiciles, by the location of their assets or any other reason.

Para todo lo relativo con la interpretación y cumplimiento de este Pagaré, en este acto la Suscrita y el tenedor de este Pagaré se someten, de manera expresa e irrevocable, a las leyes aplicables de México, y a la jurisdicción de los tribunales competentes de México, Distrito Federal, México, por lo que en este acto renuncian, de manera expresa e irrevocable, a cualquier otra jurisdicción que pudiere corresponderles en virtud de sus domicilios presentes o futuros o por cualquier otra razón.

CGCAE 185237.v2 15/06/11

This Promissory Note is executed in both the English and Spanish languages, both versions of which shall bind the Undersigned; provided, however, that in the event of any suit or action, the Spanish version shall prevail.

El presente Pagaré se suscribe en los idiomas inglés y español, obligando ambas versiones a la Suscrita; en el entendido, sin embargo, de que en caso de cualquier demanda o acción, la versión en español será la que prevalezca.

The Undersigned hereby waives diligence, demand, protest and notices of any kind whatsoever.	La Suscrita por el presente, renuncia expresa e irrevocablemente a cualquier diligencia, demanda, protesto o notificación de cualquier clase.

Mexico, Federal District, on [_______], 20[__]
México, Distrito Federal, a [__] de [_______] de 20[__]

KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V.

_________________________________________
Name:
Title:

CGCAE 185237.v2 15/06/11

Exhibit “D”
Loan Agreement (______)
Form of Trust Agreement

[Form included on a separate document]

CGCAE 185237.v2 15/06/11

Exhibit “E”
Loan Agreement (______)
Form of Advance Request

[To be delivered by Borrower to Lender during the Availability Period, with at least 4 Business Days prior to the date on which the Borrower wishes to receive the Advance]

[Date]

General Electric Capital Corporation
161 North Clark Street
Chicago, Illinois, 60601
United States of America
Attention: Mark Stefani

The undersigned, Kansas City Southern de México, S.A. de C.V. (the “Borrower”), makes reference to the Loan Agreement dated September 1st, 2011 (the “Loan Agreement”), entered into by the Borrower, in such capacity, and General Electric Capital Corporation, as lender (the “Lender”). Capitalized terms used and not otherwise defined herein are used as defined in the Loan Agreement.

The Borrower hereby notifies the Lender, pursuant to item (a) of Clause Fourth of the Loan Agreement, that it wishes to request an Advance pursuant to the Loan Agreement and therefore sets forth below the information relating to such Advance (the “Requested Advance”):

(i)    principal amount of the Requested Advance: [US$[________].00 ([______] US Dollars 00/100);];

(ii)    Disbursement Date: [_______] [_], 20[_] [this date shall be a Business Day within the applicable Availability Period];

(iii)    Information of the account in which the Borrower wishes that the Requested Advance be deposited: [include specific information of the Borrower’s account].

The Borrower hereby certifies that:

(a)    each and every one of the Conditions Precedent set forth in Clause Twelfth of the Loan Agreement have been satisfied and fulfilled on the date hereof or shall have been satisfied or fulfilled no later than the corresponding Disbursement Date;

(b)    each and every one of the representations and warranties made by the Borrower set forth in the Loan Agreement and in the other Loan Documents, are true, complete and accurate on the date hereof and will continue to be true, complete and accurate on the corresponding Disbursement Date;

CGCAE 185237.v1 14/06/11

(c)    as of the date hereof, no Default or Event of Default has occurred or is continuing, nor will a Default or Event of Default result from the making of the Requested Advance, or from the use of the proceeds thereof; and

(d)    the Borrower will use the proceeds of the Requested Advance exclusively to the payment of the applicable Unit Purchase Price.

Sincerely,

Kansas City Southern de México, S.A. de C.V.

________________________________________
Name:
Title: Attorney-in-Fact

CGCAE 185237.v1 14/06/11

Exhibit “F”
Loan Agreement (_______)
Form of Secretary’s Certificate

SECRETARY’S CERTIFICATE

Pursuant to item (c) of the Twelfth Clause of the Loan Agreement (the “Agreement”; capitalized terms used and not otherwise defined herein being used as defined in the Loan Agreement) dated September 1st, 2011, entered into by General Electric Capital Corporation, as lender (the “Lender”) and Kansas City Southern de México, S.A. de C.V., as borrower (the “Borrower”), the undersigned, in my capacity as Secretary of the Board of Directors of the Borrower hereby certify that:

1.	The Borrower is a sociedad anónima de capital variable duly organized and validly existing under the laws of México.

2.	[Attached hereto as Exhibit “1” is a certified copy of the incorporation deed and by-laws (in both cases with registration data) of the Borrower in effect on the date hereof]

[The documents provided to the Lender as Exhibit “1” to the Secretary’s Certificate dated [___________] [___], 20[__] constitute the Borrower’s incorporation deed and current by-laws, as of the date hereof, and remain in full force and effect in all their terms].

3.
On the date hereof, and to the best of my knowledge after due inquiry, there are no liquidation, dissolution, concurso mercantil, insolvency, bankruptcy or similar proceedings pending or threatened against the Borrower.

4.
On the date hereof, and to the best of my knowledge after due inquiry, no event or circumstance has occurred that has or could reasonably be expected to have a Material Adverse Effect on the business, assets, liabilities, property or condition (financial or otherwise) or prospects of the Borrower or the ability of the Borrower to perform its obligations in accordance with the Loan Agreement and the other Loan Documents;

5.
On the date hereof, there is no pending, and to the best of my knowledge after due inquiry, threatened action, claim, requirement or proceeding of any nature before any court, Governmental Authority, arbitrator or jurisdictional entity that affects or could reasonably be expected to affect (i) the Equipment (or any portion thereof); (ii) the Trustee’s legal and valid ownership and title to the Equipment; or (iii) the legality, validity or enforceability of the Loan Agreement or any of the obligations of the Borrower arising from or relating thereto;

6.	[Attached hereto as Exhibit “2” is a certified copy of the resolutions adopted by the Board of Directors of the Borrower which authorize the Borrower to execute,

CGCAE 185237.v1 14/06/11

deliver and perform its obligations under the Loan Agreement and the other Loan Documents, which resolutions were legally adopted by the Board of Directors of the Borrower on [_______] [__], 2011. Such resolutions are in full force and effect on the date hereof in the form in which adopted and such resolutions have not been revoked, annulled, amended or modified in any manner.]

[The documents provided to the Lender as Exhibit “2” to the Secretary’s Certificate dated [___________] [___], 20[__] constitute the Borrower’s current resolutions adopted by the Board of Directors of the Borrower which authorize the Borrower to execute, deliver and perform its obligations under the Loan Agreement and the other Loan Documents, which resolutions, as of the date hereof, remain in full force and effect in all their terms].

7.
[The following persons are duly authorized attorneys-in-fact of the Borrower and the signatures appearing opposite their respective names are the true and genuine signatures of such persons, and each of such persons has the necessary powers of attorney, authorities as well as corporate authorities to execute the Loan Agreement and each of the Loan Documents in name and on behalf of the Borrower and to bind the Borrower in the terms set forth in such documents, as evidenced in the certified copy of the public deed attached hereto as Exhibit “3”.]

[The power of attorney included in the documents provided to the Lender as Exhibit “3” to the Secretary’s Certificate dated [___________] [___], 20[__] continue to be valid and current powers of attorney to the individuals referred to therein, and such powers have not been revoked, limited or modified in any manner whatsoever as of the date hereof].

Name                Title                    Signature

____________________

____________________

____________________

8.	To the date hereof, no Default or Event of Default has occurred or is continuing.

CGCAE 185237.v1 14/06/11

IN WITNESS HEREOF, the undersigned Secretary of the Board of Directors of the Borrower executed this certificate on [insert date].

_______________________________
Name:
Title: Secretary of the Board of Director

CGCAE 185237.v1 14/06/11

Exhibit “1”
Secretary’s Certificate
Certified copy of the incorporation deed
and by-laws of the Borrower

CGCAE 185237.v1 14/06/11

Exhibit “2”
Secretary’s Certificate
Certified copy of Board Resolutions of the Borrower

CGCAE 185237.v1 14/06/11

Exhibit “3”
Secretary’s Certificate
Certified copy of powers of attorney

CGCAE 185237.v1 14/06/11

Exhibit “G”
Loan Agreement (_______)
List of Equipment

Count	Old Mark	Old Number	New Mark	New Number
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15

CGCAE 185237.v1 14/06/11